Exhibit 10.1

$31,000,000

CREDIT AGREEMENT

among

USMD HOLDINGS, INC.,

USMD INC.,

UROLOGY ASSOCIATES OF NORTH TEXAS, P.L.L.C.,

IMPEL MANAGEMENT SERVICES, L.L.C.,

IMPEL CONSULTING EXPERTS, L.L.C.,

MAT-RX DEVELOPMENT, L.L.C.,

USMD OF ARLINGTON GP, L.L.C.,

US LITHOTRIPSY, L.P.,

USMD CANCER TREATMENT CENTERS, L.L.C.,

USMD CANCER TREATMENT CENTERS GP, L.L.C.,

USMD PPM, LLC,

USMD DIAGNOSTIC SERVICES, LLC,

MAT-RX FORT WORTH GP, L.L.C.,

USMD ADMINISTRATIVE SERVICES L.L.C.,

USGP, LLC.,

LITHO GP, LLC.,

METRO I STONE MANAGEMENT, LTD.,

USMD AFFILIATED SERVICES, and

MEDICAL CLINIC OF NORTH TEXAS PLLC,

as Borrowers,

The Several Lenders from Time to Time Parties Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of August 31, 2012

i

TABLE OF CONTENTS

SCHEDULES:
1.01A	Commitments
1.01B	Existing Indebtedness to be Paid in Full on Closing Date
4.04	Consents, Authorizations, Filings and Notices
4.15	Wholly Owned Subsidiaries
4.18	UCC Filing Jurisdictions
4.22	Material Contracts
4.23	Insurance
6.02(d)	Existing Indebtedness
6.03(f)	Existing Liens
6.08(g)	Investments

EXHIBITS:

A	Form of Closing Certificate
B	Form of Compliance Certificate
C-1	Form of Revolving Note
C-2	Form of Tranche A Term Note
C-3	Form of Tranche B Term Note
C-4	Form of Tranche C Term Note
D	Form of Assignment and Assumption
E	Form of Intercreditor and Subordination Agreement
F	Form of Notice of Borrowing
G	Form of Notice of Conversion/Continuation
H	Form of Joinder Agreement
I-1	Form of U.S. Tax Compliance Certificate
(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
1-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are not
Partnerships for U.S. Federal Income Tax Purposes)
1-3	Form of U.S. Tax Compliance Certificate
(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
1-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are
Partnerships for U.S. Federal Income Tax Purposes)

v

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of August 31, 2012, among USMD HOLDINGS, INC., a Delaware corporation “Holdings”), UROLOGY ASSOCIATES OF NORTH TEXAS, P.L.L.C., Texas limited liability partnership, USMD INC., a Texas corporation, IMPEL MANAGEMENT SERVICES, L.L.C., a Texas limited liability company, IMPEL CONSULTING EXPERTS, L.L.C., a Texas limited liability company, MAT-RX DEVELOPMENT, L.L.C., a Texas limited liability company, USMD OF ARLINGTON GP, L.L.C., a Texas limited liability company, US LITHOTRIPSY, L.P., a Texas limited partnership, USMD CANCER TREATMENT CENTERS, L.L.C., a Texas limited liability company, USMD CANCER TREATMENT CENTERS GP, L.L.C., Texas limited liability company, USMD PPM, LLC, a Texas limited liability company, USMD DIAGNOSTIC SERVICES, LLC, a Texas limited liability company, MAT-RX FORT WORTH GP, L.L.C., a Texas limited liability company, USMD ADMINISTRATIVE SERVICES, L.L.C., Texas limited liability company, USGP, LLC., a Texas limited liability company, LITHO GP, LLC., a Texas limited liability company, METRO I STONE MANAGEMENT, LTD., a Texas limited partnership, USMD AFFILIATED SERVICES, a Texas not for profit corporation (“USMD Affiliated”), and MEDICAL CLINIC OF NORTH TEXAS PLLC, a Texas professional association (individually a “Borrower” and collectively, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent.

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period or for any CBFR Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted One Month LIBOR Rate” means, for any day, an interest rate per annum equal to the sum of (i) 2.50% plus (ii) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).

“Administrative Agent” means JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise.

“Agent Parties” has the meaning specified in Section 9.02(d)(ii).

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Loans then outstanding.

“Aggregate Outstanding Revolving Credit” means, at any time, the aggregate amount of Revolving Loans of the Revolving Lenders outstanding at such time.

“Agreement” means this Credit Agreement.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Margin” means, for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	CBFR Loans	Eurodollar Loans
Revolving Loans	0.50%	3.00%
Tranche A Term Loans	0.50%	3.00%
Tranche B Term Loans	1.00%	3.50%
Tranche C Term Loans	(1.25%)	1.25%

“Applicable Percentage” means (a) in respect of the Tranche A Term Facility, with respect to any Tranche A Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche A Term Facility represented by (i) on or prior to the Closing Date, such Tranche A Term Lender’s Tranche A Term Commitment at such time and (ii) thereafter, the principal amount of such Tranche A Term Lender’s Tranche A Term Loans at such time, (b) in respect of the Tranche B Term Facility, with respect to any Tranche B Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche B Term Facility represented by (i) on or prior to the Closing Date, such Tranche B Term Lender’s Tranche B Term Commitment at such time and (ii) thereafter, the principal amount of such Tranche B Term Lender’s Tranche B Term Loans at such time, (c) in respect of the Tranche C Term Facility, with respect to any Tranche C Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche C Term Facility represented by (i) on or prior to the Closing Date, such Tranche C Term Lender’s Tranche C Term Commitment at such time and (ii) thereafter, the principal amount of such Tranche C Term Lender’s Tranche C Term Loans at such time, and (d) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time. If the Revolving Commitment of each Revolving Lender to make Revolving Loans has been terminated pursuant to Section 7.02 or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrowers or any of them (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease Obligation, and (c) all Synthetic Debt of such Person.

“Available Revolving Commitment” means as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Loans then outstanding.

“Banking Services” means each and any of the following bank services provided to any Borrower by any Lender or any Affiliate of any Lender: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Borrowers means any and all obligations of the Borrowers, and each of them, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers” has the meaning specified in the preamble hereto, and shall include any Person that becomes a Borrower after the date hereof in accordance with the terms and provisions of this Agreement.

“Borrower Representative” has the meaning specified in Section 2.23.

“Borrowing Date” means any Business Day specified by the Borrower Representative as a date on which the Borrower Representative requests the relevant Lenders to make Loans hereunder.

“Business” has the meaning specified in Section 4.16(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas, are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Wholly Owned Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Wholly Owned Subsidiaries.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash” or “cash” means money, currency or a credit balance in a deposit account.

“Cash Equivalents” means any of the following:

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits issued by any Lender or having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000;

(c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months (i) from the date of acquisition;

(d) fully collateralized repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory the securities of which state, commonwealth, territory, political subdivision, or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s;

(f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;

(g) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or

(h) shares of money market mutual funds that (i) comply with the criteria set forth in Securities and Exchange Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s, and (iii) have portfolio assets of at least $5,000,000,000.

“CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.

“CBFR”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the CB Floating Rate.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than Ventures (but including legal and beneficial owners of equity securities of Ventures) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any Person (other than Ventures) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or direct or indirect control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities; or

(d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially (free and clear of all Liens, other than Liens created pursuant to the Security Documents) all of the Equity Interests in each of the Borrowers, excluding USMD Affiliated and its Subsidiaries; or

(e) Ventures shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, equity securities in Holdings representing more than 51% of the combined voting power of all of equity securities entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis.

“Charges” has the meaning specified in Section 9.13.

“Closing Date” means the date on which the conditions precedent set forth in Section 3.01 shall have been satisfied, which date is August 31, 2012.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property of the Borrowers, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Account” has the meaning specified in the Guarantee and Collateral Agreement.

“Commitment” means, as to any Lender, the sum of the Tranche A Term Commitment, the Tranche B Term Commitment, the Tranche C Term Commitment and the Revolving Commitment of such Lender.

“Commitment Fee Rate” means 1/4 of 1% per annum.

“Communications” has the meaning specified in Section 9.02(d)(ii).

“Compliance Certificate” means a certificate duly executed and properly completed by a Responsible Officer of the Borrower Representative substantially in the form of Exhibit B, or in such other form as may be required by the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means the Contribution and Purchase Agreement, dated as of August 19, 2010, among USMD, Inc., UANT Ventures, and Urology Associates of North Texas, L.L.P., as amended by the Amendment to Contribution Agreement dated as of February 9, 2012, as amended.

“Contribution Documents” means the collective reference to the Contribution Agreement, all schedules, exhibits and annexes thereto, all side letters and agreements affecting the terms thereof or entered into in connection thereof, and all other documents executed pursuant to the Contribution Agreement.

“CTC Entity” means any Person (other than a Borrower) in which Holdings directly or indirectly owns an Equity Interest and that is engaged in the business of owning and/or operating a health care facility used to provide diagnostic and therapeutic cancer treatment services to patients, specifically including but not limited to those Persons identified as CTC Entities on Schedule 6.08(g) hereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally

“Default” means any of the events specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender” means, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower Representative or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3)

Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(b)) upon delivery of written notice of such determination to the Borrower Representative and each Lender.

“Default Rate” means the CB Floating Rate plus 4%.

“Deferred Comp Change of Control Payments” means payments to be made within ninety (90) days after the Closing Date under the Impel Management Services, LLC, and The Medical Clinic of North Texas, P.A. Deferred Income Plan Document due to the change of control resulting from the Transactions in an aggregate amount not to exceed $4,000,000.

“Disposition” means with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of shall have correlative meanings.

“Dollars” and “S” means dollars in lawful currency of the United States.

“EBITDA” means, for any period, Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) tax expense, (b) Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) any extraordinary, unusual or nonrecurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.06 (b)(iii)).

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, but excluding Health Care Laws.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrant, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Loans” means Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate (other than a CBFR Loan).

“Eurodollar Tranche” means the collective reference to Eurodollar Loans under the Revolving Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default” means any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” means the Indebtedness identified on Schedule 1.01B.

“Facility” means each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the “Tranche A Term Facility”), (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Facility”), (c) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the “Tranche C Term Facility”) and (d) the Revolving Commitments and the Revolving Loans made thereunder (the “Revolving Facility”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means any of the four three month periods ending on the last day of March, June, September and December of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrowers ending on December 31 in any calendar year.

“Fixed Charges” means for any period, the sum (without duplication) of (a) Interest Expense for such period, and (b) scheduled payments during such period on account of principal of Indebtedness of the Borrowers (including scheduled principal payments in respect of the Term Loans and Subordinated Debt, but excluding any scheduled payment of principal in respect of Indebtedness of any CTC Entities, Hospital Entities, or Lithotripsy Entities, unless such payment is made by a Borrower).

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA for such period minus (i) all cash dividends and cash distributions, and all redemptions and repurchases of Equity Interests in cash, by any Borrower during such period (other than (x) dividends or distributions made to a Borrower and (y) the Deferred Comp Change of Control Payments), (ii) all cash taxes paid by the Borrowers during such period, and (iii) the aggregate amount actually paid by the Borrowers during such period on account of Capital Expenditures (excluding (i) the principal amount of Indebtedness (other than the Loans) incurred in connection with such expenditures but including payments of principal in respect of any such Indebtedness and (ii) any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), to (b) Fixed Charges for such period.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Office” means the office of the Administrative Agent specified in Section 9.02 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower Representative and the Lenders.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.01, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.01(b). In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement to be executed and delivered by Borrowers in favor of the Administrative Agent on behalf of the Secured Parties, which shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of the guaranteeing person to guarantee, reimburse or counterindemnify or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Health Care Laws” means all relevant federal and state laws regulating health services or payment, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a7b(b)), the Stark Law (42 U.S.C. § 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a7a(a)(5)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1320d-8), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any other state or federal law, regulation, or other binding issuance which regulates kickbacks, patient or program charges, recordkeeping, referrals, or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation, or any other aspect of providing health care services.

“Health Care Reportable Event” means (a) any Borrower becomes subject to any civil or criminal investigation, or any material inquiry, validation review, program integrity review, reimbursement audit or statement of deficiencies, involving and/or related in each case to its compliance with Health Care Laws; or (b) any material exclusion, voluntary disclosure, notice of claim to recover material overpayments, revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal affecting any Borrower with respect to any Program.

“Holdings” has the meaning specified in the preamble hereto.

“Hospital Entity” means any Person (other than a Borrower) in which Holdings directly or indirectly owns an Equity Interest and that is engaged in the business of owning and/or operating a licensed hospital, ambulatory surgery center, or other health care facility that provides inpatient and/or outpatient health care services to patients, specifically including but not limited to USMD Hospital at Arlington, L.P. and USMD Hospital at Fort Worth, L.P.

“Indebtedness” means, with respect to any Person, without duplication:

(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business that are not past due by more than sixty (60) days after the dates on which such trade payables were created);

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(e) all Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(f) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all obligations of such Person, contingent or otherwise, with respect to bankers’ acceptances, letters of credit, surety bonds, performance bonds and similar obligations;

(g) the amount of all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person at any time prior to the payment in full of the Obligations, valued, in the case of redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends;

(h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;

(i) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(j) the net obligations of such Person in respect of Rate Management Transactions.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.05(b).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” has the meaning specified in the Guarantee and Collateral Agreement.

“Interest Expense” means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations, Synthetic Lease Obligations and Synthetic Debt) of the Borrowers for such period with respect to all outstanding Indebtedness of the Borrowers (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Rate Management Transactions in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Interest Payment Date” means (a) as to any CBFR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, with the first such date being December 31, 2012, and the Maturity Date of such Loan, (b) as to any Eurodollar Loan under the Revolving Facility, the last day of such Interest Period and the Maturity Date of such Loan, and (c) as to any Eurodollar Loan under a Term Facility, the last day of the Interest Period for such Loan and the Maturity Date of such Loan.

“Interest Period” means (a) as to any Eurodollar Loan that is a Revolving Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, or three months thereafter, as selected by the Borrower Representative in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, or three months thereafter, as selected by the Borrower Representative by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and (b) as to any Eurodollar Loan that is a Term Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one month thereafter, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one month thereafter provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower Representative may not select an Interest Period under a particular Facility that would extend beyond the Maturity Date of such Facility;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower Representative shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan under a particular Facility during an Interest Period for such Facility.

“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest or debt or other securities of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, line of business or all or a substantial part of the business of such Person, (c) any loan, advance, extension of credit or capital contribution to, assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (d) any Guarantee Obligation incurred by that Person in respect of Indebtedness of any other Person, and (e) any other investment by that Person in any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment less, any amount, repaid, returned, distributed or otherwise received in Cash in respect of such Investment.

“IRS” means the United States Internal Revenue Service.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Joinder Agreement” means a Joinder Agreement, in substantially the form of Exhibit H.

“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CBFR Loan, such rate shall be determined as modified by the definition of CB Floating Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and any easement, right of way or other encumbrance on title to real property).

“Lithotripsy Entities” means any Person (other than a Borrower) in which Holdings directly or indirectly owns an Equity Interest and that is engaged in the business of providing extracorporeal shockwave lithotripsy and related health care services under arrangements to health care providers or directly to patients, specifically including but not limited to those Persons identified as Lithotripsy Entities on Schedule 6.08(g) hereto.

“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, the Notes, the Subordination Agreement, the THR Subordination Letter, and the Security Documents.

“Material Adverse Effect” means a material adverse effect on (a) the Transactions, (b) the business, property, operations or condition (financial or otherwise) of the Borrowers taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders under any Loan Document, or (d) the ability of any Borrower to perform its obligations under any Loan Document to which it is or is to be a party.

“Material Contract” means, with respect to any Person, each contract or agreement (other than a Loan Document) to which such Person is a party involving aggregate consideration payable to or by such Person of $2,000,000 or more in any Fiscal Year or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

“Maturity Date” means (a) with respect to the Revolving Facility, the Revolving Termination Date, (b) with respect to the Tranche A Term Facility, August 31, 2017, (c) with respect to the Tranche B Term Facility, August 31, 2014, and (d) with respect to the Tranche C Term Facility, August 31, 2017; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 9.13.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides Federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code, as amended.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a) in connection with any Asset Sale or any Recovery Event received or paid to the account of any Borrower, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received in connection with such transaction, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of any such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses’ actually incurred in connection therewith and net of Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements); and

(b) in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and net of Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements).

“Net Income” means, for any period, the net income (or loss) of the Borrowers, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with any Borrower, (b) the income (or deficit) of any Person in which any Borrower has an ownership interest, except to the extent that any such income is actually received by a Borrower in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of any Borrower (if such Subsidiary is not a Borrower) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the collective reference to the Revolving Notes, the Tranche A Term Notes, the Tranche B Term Notes, and the Tranche C Term Notes.

“Notice of Borrowing” means a Notice of Borrowing duly executed by a Responsible Officer of the Borrower Representative, substantially in the form of Exhibit F.

“Notice of Conversion/Continuation” means a Notice of Conversion/Contribution duly executed by a Responsible Officer of the Borrower Representative, substantially in the form of Exhibit G.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations, indebtedness and liabilities of any Borrower to the Lenders and each of them, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document, instrument or agreement made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant to any Loan Document) or otherwise.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Participant” has the meaning specified in clause (d) of Section 9.06.

“Participant Register” has the meaning specified in clause (d) of Section 9.06.

“Patriot Act” has the meaning specified in Section 9.17.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permit” means any permit, approval, authorization, license, variance, accreditation or permission required from a Governmental Authority under an applicable Requirement of Law or any accrediting organization.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Nan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Securities” has the meaning specified in the Guarantee and Collateral Agreement.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Balance Sheet” has the meaning specified in Section 4.01(a).

“Program” has the meaning specified in Section 4.25(b).

“Projections” has the meaning specified in Section 5.02(c).

“Properties” has the meaning specified in Section 4.16(a).

“Rate Management Transaction” means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and any Lender or Affiliate of any Lender which is a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Borrower in an amount in excess of $500,000.

“Register” has the meaning specified in Section 9.06(c).

“Regulation U” has the meaning specified in Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Borrower in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.09(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower Representative has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer of the Borrower Representative stating that no Default or Event of Default has occurred and is continuing and that the Borrowers intend and expect to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets useful in their business.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, improve or repair assets useful in the Borrowers’ business.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months after such Reinvestment Event and (b) the date on which the Borrowers shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrowers’ business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Facility Lenders” means with respect to any Facility, the holders of at least 662/3% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Loans, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of at least 66-2/3% of the Total Revolving Commitments). The Aggregate Credit Exposure of any Defaulting Lender shall be disregarded in determining the Required Facility Lenders.

“Required Lenders” means at any time, the holders of at least 66-2/3% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Loans then outstanding. The Aggregate Credit Exposure of any Defaulting Lender shall be disregarded in determining the Required Lenders.

“Requirement of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president or chief financial officer, principal financial officer, vice president, treasurer, assistant treasurer or controller of a Borrower or the Borrower Representative and any other officer of a Borrower or the Borrower Representative so designated by any of the foregoing officers in a notice to the Administrative Agent, but in any event with respect to financial matters, the chief financial officer of a Borrower or the Borrower Representative. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower or the Borrower Representative shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower or the Borrower Representative, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower or the Borrower Representative, as applicable.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, and (b) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt.

“Revolving Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.01A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $10,000,000.

“Revolving Commitment Period” means the period from and including the Closing Date to, but not including, the Revolving Credit Termination Date.

“Revolving Facility” has the meaning specified in the definition of Facility.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” has the meaning specified in Section 2.04(a).

“Revolving Note” has the meaning specified in Section 2.22(d).

“Revolving Termination Date” means February 28, 2013.

“SEC” means the Securities and Exchange Commission and any successor thereto and any analogous Governmental Authority.

“Secured Obligations” means the collective reference to (i) the Obligations and (ii) all Banking Services Obligations.

“Secured Parties” means the collective reference to the Administrative Agent, the Lenders and any Affiliate of any Lender to which Secured Obligations are owed.

“Security Documents” means the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement, and all other security documents hereafter delivered to the Administrative Agent that create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Solvent” means, with respect to any Person as of any date of determination, that on such date (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means the collective reference to the Subordinated Obligations (as defined in the Subordination Agreement).

“Subordinated Debt Documents” means all instruments, agreements and documents pursuant to which any Subordinated Debt is issued or evidenced.

“Subordination Agreement” means the Intercreditor and Subordination Agreement to be executed and delivered by US Lithotripsy, L.P., John House and Paul Thompson in favor of the Administrative Agent, for the benefit of, the Secured Parties, substantially in the form of Exhibit E.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower. The parties hereto acknowledge that that USMD Affiliated and its Subsidiaries are not owned by Holdings and its Subsidiaries, and the Borrowers make no representation regarding their ownership of USMD Affiliated and its Subsidiaries, but USMD Affiliated and its Subsidiaries shall for all other purposes hereunder be Subsidiaries.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the balance sheet of such Person and its Wholly Owned Subsidiaries in accordance with GAAP.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, with respect to any Synthetic Lease, at any time, an amount of equal to the higher of (a) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (b) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facilities” means the collective reference to the Tranche A Term Facility, the Tranche B Term Facility and the Tranche C Facility.

“Term Lenders” means the collective reference to the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Lenders.

“Term Loans” means the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

“THR Subordination Letter” means the letter agreement dated August 29, 2012, among Holdings, the Administrative Agent and Texas Health Resources.

“Total Revolving Commitments” means at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Loans” means at any time, the aggregate principal amount of the Revolving Loans outstanding at such time.

“Tranche A Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading “Tranche A Term Commitment” opposite such Lender’s name on Schedule 1.O1A. The original aggregate amount of the Tranche A Term Commitments is $12,500,000.

“Tranche A Term Facility” has the meaning specified in the definition of “Facility.”

“Tranche A Term Lender” means each Lender that has a Tranche A Term Commitment or is the holder of a Tranche A Term Loan.

“Tranche A Term Loan” has the meaning specified in Section 2.01.

“Tranche A Term Note” has the meaning specified in Section 2.22.

“Tranche B Term Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading “Tranche B Term Commitment” opposite such Lender’s name on Schedule 1.O1A. The original aggregate amount of the Tranche B Term Commitments is $3,500,000.

“Tranche B Term Facility” has the meaning specified in the definition of “Facility.”

“Tranche B Term Lender” means each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

“Tranche B Term Loan” has the meaning specified in Section 2.01.

“Tranche B Term Note” has the meaning specified in Section 2.22

“Tranche C Term Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading “Tranche C Term Commitment” opposite such Lender’s name on Schedule 1.01A. The original aggregate amount of the Tranche C Term Commitments is $5,000,000.

“Tranche C Term Facility” has the meaning specified in the definition of “Facility.”

“Tranche C Term Lender” means each Lender that has a Tranche B Term Commitment or that holds a Tranche C Term Loan.

“Tranche C Term Loan” has the meaning specified in Section 2.01.

“Tranche C Term Note” has the meaning specified in Section 2.22.

“Transactions” means the transactions contemplated by the Contribution Agreement.

“Type” means, as to any Loan, its nature as a CBFR Loan or a Eurodollar Loan.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (f) of Section 2.18.

“Ventures” means UANT Ventures, L.L.P., a Texas limited liability partnership.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries, provided that USMD Affiliated and its Subsidiaries shall for all purposes constitute Wholly Owned Subsidiaries of Holdings.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower and the Administrative Agent.

Section 1.02. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, accounts and contract rights.

(d) No inference in favor of, or against, any party to this Agreement shall be drawn from the fact that such party has drafted any portion of this Agreement.

(e) All obligations of the Borrowers under this Agreement and the other Loan Documents shall be performed and satisfied by or on behalf of the Borrowers at their sole cost and expense.

ARTICLE II

AMOUNT AND TERMS OF COMMITMENTS

Section 2.01. Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (a “Tranche A Term Loan”) to the Borrowers on the Closing Date in an amount not to exceed the amount of the Tranche A Term Commitment of such Lender, (b) each Tranche B Term Lender severally agrees to make a term loan (a “Tranche B Term Loan”) to the Borrowers on the Closing Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender and (c) each Tranche C Term Lender severally agrees to make a term loan (a “Tranche C Term Loan”) to the Borrowers on the Closing Date in an amount not to exceed the amount of the Tranche C Term Commitment of such Lender.

Section 2.02. Procedure for Term Loan Borrowing. The Borrower Representative shall give the Administrative Agent irrevocable notice in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon, Dallas, Texas time, one (1) Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be CBFR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof Not later than 1:00 P.M., Dallas, Texas time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower Representative on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

Section 2.03. Repayment of Term Loans.

(a) Tranche A Term Loans. The Borrowers unconditionally promise to repay to the Tranche A Term Lenders the aggregate principal amount of all Tranche A Term Loans outstanding on the following dates in the respective principal amounts set forth opposite such dates:

Dates	Principal Amount
December 31, 2012	$625,000
March 30, 2013	$625,000
June 30, 2013	$625,000
September 30, 2013	$625,000
December 31, 2013	$625,000
March 30, 2014	$625,000
June 30, 2014	$625,000
September 30, 2014	$625,000
December 31, 2014	$625,000
March 30, 2015	$625,000
June 30, 2015	$625,000
September 30, 2015	$625,000
December 31, 2015	$625,000
March 30, 2016	$625,000
June 30, 2016	$625,000
September 30, 2016	$625,000
December 31, 2016	$625,000
March 30, 2017	$625,000
June 30, 2017	$625,000

provided, however, that the final principal repayment installment of Tranche A Term Loans shall be repaid on the Maturity Date for the Tranche A Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Tranche A Term Loans outstanding on such date.

(b) Tranche B Term Loans. The Borrowers unconditionally promise to repay to the Tranche B Term Lenders the aggregate principal amount of all Tranche B Term Loans outstanding on the following dates in the respective principal amounts set forth opposite such dates:

Dates	Principal Amount
December 31, 2012	$437,500
March 30, 2013	$437,500
June 30, 2013	$437,500
September 30, 2013	$437,500
December 31, 2013	$437,500
March 30, 2014	$437,500
June 30, 2014	$437,500

provided, however, that the final principal repayment installment of the Tranche B Term Loans shall be repaid on the Maturity Date for the Tranche B Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Tranche B Term Loans outstanding on such date.

(c) Tranche C Term Loans. The Borrowers unconditionally promise to repay to the Tranche C Term Lenders all outstanding principal of and accrued and unpaid interest on the Tranche C Term Loans on the Maturity Date for the Tranche C Term Facility.

Section 2.04. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any borrowing of a Revolving Loan, the Aggregate Outstanding Revolving Credit shall not exceed an amount equal to the Total Revolving Commitments then in effect. During the Revolving Commitment Period the Borrowers may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or CBFR Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.05 and 2.10.

(b) The Borrowers unconditionally promise to repay all outstanding Revolving Loans on the Maturity Date for the Revolving Facility.

Section 2.05. Procedure for Revolving Loan Borrowing. The Borrowers may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower Representative shall give the Administrative Agent irrevocable notice in the form of a Notice of Borrowing or by telephone (which notice must be received by the Administrative Agent prior to 11:00 A.M., Dallas, Texas time, (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one (1) Business Day prior to the requested Borrowing Date, in the case of CBFR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each telephonic notice of a borrowing under the Revolving Facility shall be confirmed on the Business Day following such notice by delivery to the Administrative Agent of a properly completed Notice of Borrowing signed by the Borrower Representative. Any Revolving Loans made on the Closing Date shall initially be CBFR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of CBFR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from the Borrower Representative, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its Applicable Revolving Percentage of each borrowing available to the Administrative Agent for the account of the Borrowers at the Funding Office prior to 1:00 P.M., Dallas, Texas time, on the Borrowing Date requested by the Borrower Representative in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower Representative by the Administrative Agent crediting the account of the Borrower Representative on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. The Borrowers agree that the Borrowers shall bear all risk of loss resulting from Revolving Loans made pursuant to any borrowing request made by telephone.

Section 2.06. Commitment Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on December 31, 2012.

Section 2.07. Termination or Reduction of Revolving Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days’ notice by the Borrower Representative to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Aggregate Outstanding Revolving Credit would exceed the Total Revolving Commitments; provided, further, that any such notice of reduction of the Revolving Commitments may be conditioned upon the effectiveness of other credit facilities or the closing of an acquisition or divestiture transaction, in which case such notice may be revoked by the Borrower Representative. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

Section 2.08. Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered by the Borrower Representative to the Administrative Agent at least three (3) Business Days prior thereto in the case of Eurodollar Loans and at least one (1) Business Day prior thereto in the case of CBFR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is (a) of Revolving Loans or Term Loans or a combination thereof, and in the case of a combination thereof, the amount allocable to each, and (b) of Eurodollar Loans or CBFR Loans or a combination thereof; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid, provided that any such notice may be conditioned upon the effectiveness of other credit facilities or the closing of an acquisition or divestiture transaction, in which case such notice may be revoked by the Borrower Representative. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof Each prepayment of the Term Loans pursuant to this Section 2.08 shall be applied to the Term Loans in accordance with Section 2 .15 (b).

Section 2.09. Mandatory Prepayments and Commitment Reductions.

(a) If any Indebtedness (excluding any Indebtedness incurred in accordance with Section 6.02), shall be issued or incurred by any Borrower, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.09(c).

(b) If on any date any Borrower shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 2.09(c); provided, that, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $500,000 in any Fiscal Year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.09(c).

(c) Amounts to be applied in connection with prepayments made pursuant to paragraph (a) or (b) of this Section 2.09 shall be applied to the Term Loans in accordance with Section 2.15(b). Each prepayment of the Loans pursuant to paragraph (a) or (b) of this Section 2.09 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(d) If for any reason the Aggregate Outstanding Revolving Credit at any time exceeds the Total Revolving Commitments then outstanding, the Borrowers shall immediately prepay the Revolving Loans in an aggregate amount equal to such excess.

Section 2.10. Conversion and Continuation Options.

(a) The Borrowers may elect from time to time to convert Eurodollar Loans under the Revolving Facility to CBFR Loans under the Revolving Facility by causing the Borrower Representative to give the Administrative Agent at least two (2) Business Days’ prior irrevocable notice of such election pursuant to a Notice of Conversion/Continuation, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert CBFR Loans under the Revolving Facility to Eurodollar Loans under the Revolving Facility by causing the Borrower Representative to give the Administrative Agent at least three (3) Business Days’ prior irrevocable notice of such election pursuant to a Notice of Conversion/Continuation (which notice shall specify the length of the initial Interest Period therefor), provided that no CBFR Loan under the Revolving Facility may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Facility Lenders in respect of the Revolving Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan under the Revolving Facility may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers causing the Borrower Representative to give irrevocable notice to the Administrative Agent, pursuant to a Notice of Conversion/Continuation in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under the Revolving Facility may be continued as such when any Default or Event of Default has occurred and is continuing, and the Administrative Agent or the Required Facility Lenders in respect of the Revolving Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower Representative shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to CBFR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

Section 2.11. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans under the Revolving Facility hereunder and all selections of Interest Periods hereunder with respect to the Revolving Facility shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche under the Revolving Facility shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than three (3) Eurodollar Tranches shall be outstanding at any one time.

Section 2.12. Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such day plus the Applicable Margin.

(b) Each CBFR Loan shall bear interest at a rate per annum equal to the CBFR Floating Rate plus the Applicable Margin.

(c)   (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(ii) If any amount (other than principal of any Loan Obligation) payable by the Borrowers under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (or automatically while an Event of Default exists under paragraph (f) in Section 7.01), the Borrowers shall pay interest on the principal amount of all outstanding Obligations from and after the date of the occurrence of such Event of Default at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.

(e) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding by or against any Borrower under any bankruptcy, insolvency, reorganization or similar law.

Section 2.13. Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the CBFR Floating Rate or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

Section 2.14. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower Representative and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as CBFR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as CBFR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to CBFR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurodollar Loans.

Section 2.15. Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Commitments of the Lenders with respect to a particular Facility shall be made pro rata according to the Applicable Percentages, as the case may be, of the Lenders under such Facility.

(b) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the remaining installments of the Term Loans in inverse order of maturity. Amounts prepaid or repaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without any condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 1:00 P.M., Dallas, Texas time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of each such payment promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 or 2.05, as applicable, and may, in reliance upon such assumption, make available to the Borrower Representative a corresponding amount. In such event, if a Lender has not in fact made such amount available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower Representative to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to CBFR Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower Representative the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, the Administrative Agent may, but shall not be obligated to, distribute such payment in the order of priority set forth in Section 7.03. If the Administrative Agent receives funds for application to the Obligations of the Borrowers under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans or the Facility, or the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, distribute such funds in the order of priority set forth in Section 7.03.

(h) The Borrowers hereby authorize each Lender and each Lender’s Affiliates, if and to the extent any payment owed to such Lender is not made when due hereunder or any other Loan Document, to charge from time to time, to the fullest extent permitted by applicable law, against any or all of the Borrowers’ accounts with such Lender or such Affiliate any amount so due.

The obligations of the Lenders hereunder to make Term Loans and Revolving Loans are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 9.05(c) on any date required hereunder, shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make its Loan or to make its payment under Section 9.05(c).

(j) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.

Section 2.16. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert CBFR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to CBFR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

Section 2.17. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrowers will pay to such Lender, or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower Representative, shall be conclusive absent manifest error. The Borrower Representative shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a

Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Survival. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.18. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (iii) any

Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.18, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 1-2 or Exhibit 1-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 1-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imputed or if indemnification payments or additional amounts giving rise to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) For purposes of this Section 2.18, the term “applicable law” includes FATCA.

(i) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.19. Mitigation Obligations.; Replacement of Lenders: Designation of a Different Lending Office. (a) If any Lender requests compensation under Section 2.17, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Borrower Representative) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or Section 2.18) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.20) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.

Section 2.20. Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any of the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower Representative has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any of the

Borrowers in making any prepayment of or conversion from Eurodollar Loans after the Borrower Representative has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19(b). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower Representative by any Lender shall be conclusive in the absence of manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.21. Use of Proceeds. The proceeds of the Term Loans shall be available (and the Borrowers agree that they will use such proceeds) solely to repay in full the Existing Indebtedness and related transaction fees and expenses. The proceeds of the Revolving Loans shall be available (and the Borrowers agree that they will use such proceeds) solely to finance working capital needs of the Borrowers in the ordinary course of business, including making payments due on the Closing Date in connection with the Transactions.

Section 2.22. Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent shall maintain the Register pursuant to Section 9.06(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan, made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to the Lenders hereunder, and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c) The entries made in the Register and the accounts of each Lender maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded, provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers in accordance with the terms of this Agreement.

(d) The Borrowers agree that, upon the request to the Administrative Agent by any applicable Lender, the Borrowers will execute and deliver to such Lender, as appropriate, (i) a promissory note of the Borrowers evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit C-1 with appropriate insertions as to date and principal amount (a “Revolving Note”), (ii) a promissory note of the Borrowers evidencing the Tranche A Term Loan of such Lender, substantially in the form of Exhibit C-2 with appropriate insertions as to date and principal amount (a “Tranche A Term Note”), (iii) a promissory note of the Borrowers evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit C-3 with appropriate insertions as to date and principal amount (a “Tranche B Term Note”), and (iv) a promissory note of the Borrowers evidencing the Tranche C Term Loan of such Lender, substantially in the form of Exhibit C-4 with appropriate insertions as to date and principal amount (a “Tranche C Term Note”). Each Lender is hereby authorized to record the Borrowing Date, the amount of each relevant Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Note evidencing such Loan and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by a Lender to make any such recordation (or any error therein) shall not affect any of the obligations of the Borrowers under such Note or this Agreement.

Section 2.23. Borrower Representative. Each Borrower hereby irrevocably appoints Holdings as the borrowing agent and attorney-in-fact for all Borrowers (the “Borrower Representative”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed as to the Borrower Representative. Each Borrower hereby irrevocably appoints and authorizes the Borrower Representative (a) to provide the Administrative Agent with all requests, notices, instructions and certificates with respect to the Loans obtained and all other notices and instructions under this Agreement and (b) to take such action as the Borrower Representative deems appropriate on its behalf with respect to the Loans and to exercise such other powers and take such actions as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loans and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that the Administrative Agent and the Lenders shall not incur liability to any Borrower as a result hereof Each Borrower will derive benefit, directly or indirectly, from the handling of the Loans and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO DO SO, AND IN CONSIDERATION THEREOF, THE BORROWERS HEREBY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY EACH INDEMNITEE AND HOLD EACH INDEMNITEE HARMLESS AGAINST ANY AND ALL LIABILITY, EXPENSE, LOSS OR CLAIM OF DAMAGE OR INJURY, MADE AGAINST ANY INDEMNITEE BY ANY BORROWER OR BY ANY THIRD PARTY WHOMSOEVER, ARISING FROM OR INCURRED BY REASON OF (A) THE ADMINISTRATION OF THE LOANS AND

COLLATERAL, (B) THE ADMINISTRATIVE AGENT OR ANY LENDER RELYING ON ANY NOTICES, INSTRUCTIONS, CERTIFICATES OR REQUESTS OF THE BORROWER REPRESENTATIVE, OR (C) ANY OTHER ACTION TAKEN BY THE ADMINISTRATIVE AGENT AND THE LENDERS HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS. THE ADMINISTRATIVE AGENT AND THE LENDERS AND THEIR RELATED PARTIES SHALL NOT BE LIABLE TO THE BORROWERS FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE BORROWER REPRESENTATIVE PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Section 2.24. Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the payment and performance of the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of the Borrowers.

(c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each Borrower constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable Requirements of Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise expressly provided in this Agreement). Each Borrower hereby consents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this

Agreement or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower consents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Requirements of Law, which might, but for the provisions of this Section 2.24, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations, it being the intention of each Borrower that the Obligations of each Borrower shall not be discharged except by the payment in full in cash of the Obligations and the termination or expiration of the Commitments. The Obligations of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower.

Each Borrower represents and warrants to Administrative Agent and the Lenders that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Administrative Agent and the Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby agrees that it will continue to keep informed as to the financial condition of each of the Borrowers, the financial condition of each guarantor, and of all other circumstances that bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.24 are for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers and without requirement on the part of the Administrative Agent, any Lender or any successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Obligations of the Borrowers with respect to that payment will forthwith be reinstated in effect, as though such payment had not been made.

(h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution, indemnification, reimbursement or subrogation against any of the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash and the Commitments have terminated. Any claim that any Borrower may have against any other Borrower with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any proceeding under any Debtor Relieve Law under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all of the Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

Section 2.25. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by the such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower Representative and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

(a) Credit Agreement; Other Loan Documents. The Administrative Agent shall have received the following, each of which shall be originals or, at the discretion of the Administrative Agent, telecopies or pdf electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, and each in form and substance satisfactory to the Administrative Agent:

(i) this Agreement, duly executed and delivered by the Administrative Agent, each Borrower and each Person listed on Schedule 1.01A;

(ii) for the account of each of the Lenders that has requested a Note pursuant to Section 2.22(d), a Revolving Note, a Tranche A Term Note, a Tranche B Term Note and a Tranche C Term Note , as the case may be, each conforming to the requirements hereof and duly executed and delivered by the Borrowers;

(iii) the Guarantee and Collateral Agreement, duly executed and delivered by each Borrower and the Administrative Agent;

(iv) the Intellectual Property Security Agreement, duly executed and delivered by USMD Inc. and Medical Clinic of North Texas PLLC; and

(v) the Subordination Agreement, duly executed by the parties thereto.

(b) Closing Certificate. The Administrative Agent shall have received a separate certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

(c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings for the 2011 Fiscal Year and (iii) unaudited interim consolidated financial statements of Holdings for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Borrowers.

(d) Approvals. All governmental and third party approvals (excluding any landlord’s approval under any lease to which a Borrower is a party) necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect. There shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated by the Loan Documents or the Contribution Documents.

(e) Lien Searches. The Administrative Agent shall have received the results of recent Lien searches by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, Intellectual Property, judgment and Tax lien filings that may have been filed with respect to personal property of the Borrowers, and the results of such searches shall be satisfactory in form and substance to the Administrative Agent.

(f) Fees and Expenses. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Closing Date.

(g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions in form and substance reasonably satisfactory to the Administrative Agent:

(i) the legal opinion of Vinson & Elkins LLP, Texas counsel to the Borrowers; and

(ii) the legal opinion of Polsinelli Shughart PC, special healthcare counsel to Holdings.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(h) Pledged Securities; Pledged Notes. The Administrative Agent shall have received (i) the certificates, if any, representing the certificated Pledged Securities, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.03), shall be in proper form for filing, registration or recordation.

(j) Insurance. The Administrative Agent shall have received insurance certificates and endorsements satisfying the requirements of Section 6.14 of the Guarantee and Collateral Agreement.

(k) Related Agreements. The Administrative Agent shall have received true and correct copies, certified to be true and correct by the Borrower Representative, of the Contribution Agreement, the other Contribution Documents, the Subordinated Debt Documents, all management and service agreements to which any Borrower is a party, all other Material Contracts to which any Borrower is a party, and such other documents or instruments as may be reasonably requested by the Administrative Agent. All such documents must be satisfactory in form and substance to the Administrative Agent.

(l) Cash Collateral. The Collateral Account and Cash Collateral on deposit therein in the amount of at least $5,000,000 shall be pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement.

(m) Contribution Agreement. The Administrative Agent shall have received evidence satisfactory to it that the transactions contemplated by the Contribution Agreement shall have closed.

(n) No Material Adverse Change. There shall not have occurred any material adverse change in the condition (financial or otherwise), business, performance, operations or properties of the Borrowers, taken as a whole, from that which has been disclosed to the Administrative Agent by the Borrowers prior to the date of this Agreement;

(o) Existing Indebtedness. The Administrative Agent shall have received a payoff letter from each holder of Existing Indebtedness in each case satisfactory in form and substance to the Administrative Agent.

(p) Due Diligence. The Lenders shall have completed and shall be satisfied with their due diligence with respect to the Borrowers and the Transactions, including all legal due diligence.

(q) Capitalization; Legal Structure. The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Borrower, including the terms and conditions of their Organizational Documents and each class of Equity Interests issued by each Borrower and of each agreement or instrument relating to such structure or capitalization.

Without limiting the generality of the provisions of Section 8.04, for purposes of determining compliance with the conditions specified in this Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.02. Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties of the Borrowers contained in each Loan Document shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality) on and as of such date, before and after giving effect to such Loan and application of the proceeds therefrom, as if made on and as of such date, except to the extent any such representation and warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or would result from such Loan or the application of the proceeds therefrom.

Each Loan hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 3.02 have been satisfied on and as of the date of the applicable Loan.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Holdings hereby represents and warrants to the Administrative Agent and each Lender on behalf of itself and all other Borrowers, and each Borrower hereby represents and warrants to the Administrative Agent and each Lender on behalf of itself that (and after the Closing Date when the following representations and warranties are made or deemed made, the Borrowers jointly and severally represent and warrant that):

Section 4.01. Financial Condition.

(a) The unaudited pro forma consolidated balance sheet of the Borrowers as at August 31, 2012 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrowers as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrowers as at August 31, 2012, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheet of Holdings as at December 31, 2011, and the related consolidated statements of income and of cash flows for the Fiscal Year ended on such dates, reported on by and accompanied by an unqualified report from Grant Thornton LLP, present fairly the consolidated financial condition of the Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the Fiscal Year then ended. The unaudited consolidated balance sheet of Holdings as at June 30, 2012, and the related unaudited consolidated statements of income and cash flows for the 6-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the 6-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). None of the Borrowers has any material Guarantee Obligations, contingent liabilities, liabilities for Taxes or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or in the Schedules to this Agreement. During the period from December 31, 2011, to and including the date hereof there has been no Disposition by any Borrower of any material part of its business or property.

Section 4.02. No Change. Since December 31, 2011, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.03. Corporate Existence; Compliance with Law. Each Borrower (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other applicable entity power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) has obtained and maintains in good standing all Permits necessary for the operation of its business and (e) is in compliance with all Requirements of Law except, in the case of clauses (c), (d) and (e) of this Section 4.03, to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.04. Corporate Power; Authorization; Enforceable Obligations. Each Borrower has all requisite corporate or other applicable entity power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.04, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, and (ii) the filings referred to in Section 4.18. Each Loan Document has been duly executed and delivered on behalf of each Borrower that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.05. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any of the Borrowers could reasonably be expected to have a Material Adverse Effect. The Transactions comply with all applicable Requirements of Law.

Section 4.06. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any of the Borrowers, threatened by or against any Borrower or against any of their respective properties or revenues (a) with respect to the Transactions or any of the Loan Documents, or (b) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.07. No Default. No Borrower is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.08. Ownership of Property; Liens. Each Borrower has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.03.

Section 4.09. Intellectual Property. Each Borrower owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Borrower does not infringe on the rights of any Person in any material respect.

Section 4.10. Taxes. Each Borrower has filed or caused to be filed all Federal, state, and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Borrower); no Tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge. No Borrower is a party to any Tax sharing or Tax allocation agreement. No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any Borrower. No Borrower has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment of deficiency.

Section 4.11. Federal Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

Section 4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Borrower pending or, to the knowledge of any Borrower, threatened; (b) hours worked by and payment made to employees of each Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters (including but not limited to meal and rest breaks); (c) all payments due from any Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Borrower; (d) all individuals have been properly classified as employees or contractors; (e) there is no litigation or other proceeding pending, or to the knowledge of any Borrower, threatened, against any Borrower arising out of employment matters; and (f) no Borrower is subject to any consent decree arising out of employment matters.

Section 4.13. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 4.14. Investment Company Act Other Regulations. No Borrower is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

Section 4.15. Wholly Owned Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower Representative in writing from time to time after the Closing Date, (i) Schedule 4.15 sets forth the name and jurisdiction of incorporation or organization of each Wholly Owned Subsidiary of Holdings and, as to each such Wholly Owned Subsidiary, the percentage of each class of Equity Interests owned directly or indirectly by Holdings, the name, jurisdiction of organization and members of USMD Affiliated, and the name and jurisdiction of incorporation or organization of each Wholly Owned Subsidiary of USMD Affiliated and, as to each such Wholly Owned Subsidiary of USMD Affiliated, the percentage of each class of Equity Interests owned directly or indirectly by USMD Affiliated and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock or similar options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of any Borrower.

Section 4.16. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Borrower (the “Properties”) do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of any Environmental Law or could give rise to any Environmental Liability;

(b) no Borrower has received or is aware of any notice of violation, alleged violation, non-compliance, Environmental Liability or potential Environmental Liability or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Borrower (the “Business”), nor does any of the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Hazardous Materials have not been transported or disposed of from the Properties in violation of any Environmental Law, or in a manner or to a location that could give rise to any Environmental Liability, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to any Environmental Liability;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which any Borrower is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of any Borrower in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to any Environmental Liability;

(f) no Borrower has assumed or retained any obligations or liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Materials;

(g) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(h) no Borrower has assumed any Environmental Liability of any other Person.

Section 4.17. Accuracy of Information, etc. No written statement or written information contained in this Agreement, any other Loan Document, or any other document, report, certificate or statement furnished by or on behalf of any Borrower to the Administrative Agent or the Lenders, or any of them, in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and such differences may be material. As of the date hereof, all of the representations and warranties contained in the Contribution Agreement are true and correct in all material respects. There is no fact known to any Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

Section 4.18. Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Securities described in the Guarantee and Collateral Agreement which are certificated, when stock certificates representing such Pledged Securities are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Documents, when financing statements and other filings specified on Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18, the Guarantee and Collateral Agreement shall constitute a fully perfected (to the extent perfection can be accomplished by possession of certificates evidencing Pledged Securities or the filing of a UCC financing statement for all other assets) Lien on, and security interest in, all right, title and interest of the Borrowers in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Securities, Liens permitted by Section 6.03).

Section 4.19. Solvency. The Borrowers taken as a whole are, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

Section 4.20. Senior Indebtedness. The Obligations constitute “Senior Obligations” of the US Lithotripsy, L.P. under and as defined in the Subordination Agreement.

Section 4.21. Certain Documents. The Borrowers have delivered to the Administrative Agent complete and correct copies of the Contribution Documents, the Subordinated Debt Documents, and all other Material Contracts of the Borrowers, including any amendments, supplements or modifications with respect to any of the foregoing.

Section 4.22. Material Contracts. Schedule 4.22 sets forth as of the Closing Date a complete and accurate list of all Material Contracts of each Borrower, showing the parties, subject matter and term thereof (if applicable).

Section 4.23. Insurance. Schedule 4.23 sets forth as of the Closing Date a complete and accurate list of all property, casualty and liability policies of insurance maintained by each Borrower, showing with respect to each such policy the type of insurance, the coverage amount, the carrier, and the duration of coverage. All premiums with respect to such policies of insurance have been fully paid.

Section 4.24. Foreign Assets Control Regulations; etc.

(a) Neither the making of the Loans to the Borrowers hereunder nor their use of the proceeds thereof will violate (i) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) the Patriot Act.

(b) No Borrower (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. Each Borrower is in compliance with the Patriot Act.

(c) No part of the proceeds from the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Borrowers.

Section 4.25. Compliance with Health Care Laws.

(a) None of the Borrowers has received notice and none of the Borrowers has knowledge that any Governmental Authority or accreditation organization is considering limiting, suspending, terminating, or revoking any Permit where such limitation, suspension, termination or revocation could reasonably be expected to have a Material Adverse Effect. All Permits are valid and in full force and effect, except as could not have a Material Adverse Effect.

(b) To the extent it participates in a Program (as defined below), each Borrower meets all of the requirements of participation and payment of Medicare, Medicaid, any other state or federal government health care programs, and any other public or private third party payor programs (each, a “Program”) and is a party to valid participation agreements for payment by such Programs, except in each case as could not have reasonably be expected to have a Material Adverse Effect. There is no investigation, audit, claim review, or other action pending or, to the knowledge of any Borrower, threatened, which could result in a revocation, suspension, termination, probation, material restriction, material limitation, or non-renewal of any Program participation agreement or result in any Borrower’s exclusion from any Program, except as could not reasonably be expected to have a Material Adverse Effect.

(c) None of the Borrowers or any of their respective officers and directors has been or is currently excluded from participation in government health care programs pursuant to 42 U.S.C. § 1320a-7 where such exclusion could reasonably be expected to have a Material Adverse Effect.

(d) No Borrower is in violation of any Health Care Laws, except where any such violation could not reasonably be expected to have a Material Adverse Effect.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrowers shall:

Section 5.01. Financial Statements. Furnish to the Administrative Agent (with sufficient copies for distribution to each Lender):

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrowers, a copy of the audited consolidated balance sheets of the Borrowers as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Grant Thornton LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than forty-five (45) days after the end of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrowers, the unaudited consolidated balance sheets of the Borrowers as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year, certified by a Responsible Officer of the Borrower Representative as being fairly stated in all material respects (subject to normal year end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Documents required to be delivered pursuant to Section 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto, on Holdings’ website on the Internet at http://www.usmdinc.com/investors/; or (ii) on which such documents are posted on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that Holdings shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 5.02. Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (i), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 5.01(a), upon request by the Administrative Agent, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate.

(b) concurrently with the delivery of any financial statements pursuant to Section 5.01(a) or Section 5.01(b), (i) a Compliance Certificate executed by a Responsible Officer of the Borrower Representative (x) stating that no Default or Event of Default exists except as specified in such certificate and (y) containing all information and calculations necessary for determining compliance by each Borrower with the provisions of this Agreement referred to therein as of the last day of the Fiscal Quarter or Fiscal Year of the Borrowers, as the case may be, and (ii) to the extent not previously disclosed to the Administrative Agent in writing, (1) a description of any change in the jurisdiction of organization or name of any Borrower, (2) a list of all Intellectual Property and real property (including any material leasehold interests) acquired by any Borrower, and (3) a description of any Person that has become a Wholly Owned Subsidiary of Holdings, in each case since the date of the most recent Compliance Certificate delivered pursuant to this paragraph (b) (or, in the case of the first such Compliance Certificate so delivered, since the Closing Date);

(c) upon the request of the Administrative Agent made within 45 days prior to the end of any Fiscal Year, the Borrower Representative shall within 30 days after the end of such Fiscal Year deliver to the Administrative Agent, a detailed consolidated budget for the following Fiscal Year (including a projected consolidated balance sheet of the Borrowers as of the end of the following Fiscal Year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower Representative stating that such Projections are based on reasonable and good faith estimates, information and assumptions and that such Responsible Officer of the Borrower Representative has no reason to believe that such Projections are incorrect or misleading in any material respect, it being understood that projections as to future events are not to be viewed as facts and the actual results may differ from the projected results and such differences may be material;

(d) no later than five (5) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification under or pursuant to the Subordinated Debt Documents or the Contribution Documents;

(e) within five (5) days after the same are sent, copies of all financial statements and reports that any Borrower sends to any holder of any of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or any of the Borrowers may make to, or file with, the SEC (which shall be deemed delivered in accordance with the last paragraph of Section 5.01 hereof);

(f) no later than ten (10) days prior to the closing of any Asset Sale, a notice (i) describing such Asset Sale and the material terms thereof, and (ii) stating the estimated Net Cash Proceeds anticipated to be received by the relevant Borrower from such Asset Sale;

(g) promptly, upon the request of the Administrative Agent, copies of any material federal and state Tax returns and reports filed by each Borrower in respect of Taxes measured by income (excluding sales, use and like Taxes);

(h) upon the request of the Administrative Agent from time to time but no more frequently than annually, (i) a report in form reasonably satisfactory to the Administrative Agent outlining all insurance coverage required to be maintained by this Agreement or any Security Document as of the date of such report by the Borrowers (specifying such detail as the Administrative Agent may reasonably request) and the duration of such coverage, and (ii) if available, an insurance broker’s statement that all premiums then due and payable with respect to such coverage have been paid and confirming compliance by the Borrowers with Section 6.14 of the Guarantee and Collateral Agreement; and

(i) promptly, such additional financial and other information as any Lender may from time to time reasonably request, through the Administrative Agent.

Section 5.03. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including Tax obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower.

Section 5.04. Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, permits, licenses, accreditations, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.04 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.05. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 5.06. Inspection of Property; Compliance; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, (b) comply in all material respects with all corporate policies and procedures of the Borrowers with respect to coding, billing and documentation of billing, and (c) permit representatives of the Administrative Agent to visit and inspect any of its properties, audit Collateral and examine and make abstracts from any of its books and records at any reasonable time during normal business hours upon reasonable advance notice and as often as may be reasonably desired and to discuss the business, operations, properties, financial and other conditions of the Borrowers with officers and employees of the Borrowers and with their independent certified public accountants; provided, that an officer of the Borrower Representative may be present and participate in any such discussion with such employees or accountants. The Borrowers shall reimburse the Administrative Agent on demand for all reasonable costs and expenses incurred by the Administrative Agent (i) if no Default or Event of Default shall have occurred and be continuing, in connection with one such visit, inspection or audit per calendar year, and (ii) if any Default or Event of Default shall have occurred and be continuing, in connection with such visits, audits and inspections as the Administrative Agent may request.

Section 5.07. Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default event of default under any Contractual Obligation of any Borrower, (ii) in which injunctive or similar relief is sought or (iii) litigation, investigation or proceeding that may exist at any time between any Borrower and any Governmental Authority, that in either case, if not cured or if adversely determined against such Borrower, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation, proceeding or other claim against or affecting any Borrower (i) in which the amount involved is $500,000 or more and not covered by insurance, or (ii) which relates to any Loan Document;

(d) any assertion of any Environmental Liability or any other claim under any Environmental Law against, or with respect to any activities or properties of, any Borrower in which the amount of the Environmental Liability or claim is $500,000 or more;

(e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers in an aggregate amount exceeding $500,000;

(f) any material change in accounting policies or financial reporting practices by any Borrower;

(g) the occurrence of any Asset Sale or Recovery Event or the incurrence or issuance of Indebtedness for which, in each case, the Borrowers are required to make a mandatory prepayment pursuant to Section 2.09;

(h) the occurrence of any Health Care Reportable Event;

(i) any default under, or termination of,

any Material Contract; and any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.07 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the relevant Borrower proposes to take with respect thereto.

Section 5.08. Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.09. Additional Collateral, etc.

(a) With respect to any property acquired after the Closing Date by any Borrower (other than (x) any property described in paragraph (b) below, and (y) any property subject to a Lien expressly permitted by Section 6.03(g)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and, in any event, within ten (10) Business Days after the acquisition of such property, or such later date as may be approved in writing by the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents or agreements, in each case, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property and (ii) take all actions necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent (it being agreed that no consents shall be required with respect to any pledge of Equity Interests of non-Wholly Owned Subsidiaries of the Borrowers).

(b) With respect to any new Wholly-Owned Subsidiary of any Borrower created or acquired after the Closing Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and take such other action as the Administrative Agent may require to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests of such new Wholly-Owned Subsidiary, (ii) deliver to the Administrative Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Borrower, (iii) cause such new Wholly Owned Subsidiary (A) to become a party to this Agreement as a Borrower by execution and delivery of a Joinder Agreement, (B) to become a party to the Guarantee and Collateral Agreement, (C) to take all actions required by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Wholly-Owned Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (D) to deliver to the Administrative Agent a certificate of such Wholly-Owned Subsidiary, substantially in the form of Exhibit B, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, satisfactory to the Administrative Agent.

Section 5.10. Further Assurances.

(a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(b) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, conveyances, pledge agreements, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other documents as the Administrative Agent, or any Lender through the Administrative Agent, may require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent or any Lender the rights granted or now or hereafter intended to be granted to the Administrative Agent or any Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Borrower is or is to be a party.

Section 5.11. Compliance with Leases. Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Borrower is a party, keep such leases in full force and effect in accordance with their terms, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, except, in any case, where the failure to do so, either individually or in the aggregate, could not could not reasonably be expected to have a Material Adverse Effect.

Section 5.12. Depository Bank. Establish and maintain JPMorgan as its primary depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

ARTICLE VI

NEGATIVE COVENANTS

Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrowers shall not directly or indirectly:

Section 6.01. Financial Condition Covenants.

(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters of the Borrowers ending on the last day any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2012, to be less than 1.50 to 1.00; provided, that for the Fiscal Quarters of the Borrowers ending on December 31, 2012, March 31, 2013, and June 30, 2013, the Fixed Charge Coverage Ratio shall be determined for the period commencing on October 1, 2012, and ending on the last day of such Fiscal Quarter.

(b) Net Income. Permit the Net Income of the Borrowers for the month ending September 30, 2012, to be less than ($1,000,000).

(c) Capital Expenditures. Permit the aggregate Capital Expenditures of the Borrowers for the month ending September 30, 2012, to be more than $3,000,000.

Section 6.02. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Borrower pursuant to any Loan Document;

(b) Indebtedness of any Borrower to any other Borrower;

(c) Guarantee Obligations incurred (i) by the Borrowers in respect of any Indebtedness of any of the Borrowers otherwise permitted by this Section 6.02, and (ii) by the Borrowers (a) with respect to all of the Lithotripsy Entities in an amount not to exceed $750,000 in the aggregate at any time outstanding, (b) with respect to all of the Hospital Entities in an amount not to exceed $3,000,000 in the aggregate at any time outstanding, and (c) with respect to all of the CTC Entities in an amount not to exceed $8,000,000 in the aggregate at any time outstanding;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 6.02(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.03(g) in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding;

(f) Indebtedness of the Borrowers in respect of the Subordinated Debt and extensions thereof;

(g) Indebtedness in respect of Rate Management Transactions permitted under Section 6.07;

(h) additional unsecured Indebtedness of the Borrowers in an aggregate principal amount not to exceed (i) if the Tranche B Term Loans shall not have been paid in full, $1,000,000 at any one time outstanding, and (ii) if the Tranche B Term Loans shall have been paid in full, $2,000,000; and

(i) Guarantee Obligations and/or obligations as a co-obligor with respect to Indebtedness incurred by physicians in the ordinary course of business in connection with the commencement of their employment with a Borrower or any Affiliate of a Borrower, provided that such Guarantee Obligations shall not exceed $3,000,000 in the aggregate at any time outstanding.

Section 6.03. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes and assessments or other governmental charges not yet due or payable, or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers;

(f) Liens in existence on the date hereof listed on Schedule 6.03(f)., provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of any Borrower incurred pursuant to Section 6.02(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed 100% of the cost of such property at the time it was acquired;

(h) Liens created pursuant to the Security Documents;

(i) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or lease entered into by any Borrower in the ordinary course of its business and covering only the assets so licensed or leased; and

(j) judgment liens in respect of judgments that do not constitute an Event of Default under clause (h) of Section 7.01.

Section 6.04. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

(a) any Borrower may be merged or consolidated with or into another Borrower (provided that a Borrower shall be the continuing or surviving entity);

(b) any Borrower may Dispose of any or all of its assets (i) to another Borrower that is a party to the Guarantee and Collateral Agreement, or (ii) pursuant to a Disposition permitted by Section 6.05; and

(c) any Borrower may make acquisitions permitted by Section 6.08(j).

Section 6.05. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 6.04(b);

(d) Dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;

(e) the Disposition of other property (other than Equity Interests) having a fair market value not to exceed $500,000 in the aggregate for any Fiscal Year, provided that MX Centros de Cancer, de R.L., de C.V., Willowbrook Cancer Treatment Center, LLC, and Millennium Lithotripsy, LP may be dissolved; and

(f) the Deferred Comp Change of Control Payments.

Section 6.06. Restricted Payments. Declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) any Borrower may make Restricted Payments to any Borrower that is a party to the Guarantee and Collateral Agreement;

(b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Borrower may pay dividends or distributions to Holdings to permit Holdings to purchase Holdings’ common stock or common stock options from present or former officers or employees of any Borrower upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause after the date hereof (net of any proceeds received by Holdings after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $100,000 during any Fiscal Year; and

(c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings or any other Borrower may make scheduled payments of principal and interest on the Subordinated Debt.

Section 6.07. Rate Management Transactions. Enter into any Rate Management Transaction, except (a) Rate Management Transactions entered into to hedge or mitigate risks to which any Borrower has actual exposure (other than those in respect of Equity Interests) and (b) Rate Management Transactions entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of any Borrower.

Section 6.08. Investments. Make, hold, maintain or permit to exist any Investments, except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments by any Borrower in cash or Cash Equivalents or in assets that were Cash Equivalents when such Investment was made;

(c) Guarantee Obligations permitted by Section 6.02;

(d) loans and advances to employees of any Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Borrowers not to exceed $50,000 at any one time outstanding;

(e) the transactions contemplated by the Contribution Agreement;

(f) Investments in assets useful in the business of the Borrowers made by any of the Borrowers with the proceeds of any Reinvestment Deferred Amount;

(g) Investments listed on Schedule 6.08(g);

(h) Investments after the Closing Date by the Borrowers in Subsidiaries that are not Wholly Owned Subsidiaries, provided that the aggregate amount (valued at cost) of such Investments made after the Closing Date shall not exceed $1,000,000 per Fiscal Year;

(i) Investments by any Borrower in any Person that, prior to such Investment, is a Borrower under this Agreement and a grantor under the Guarantee and Collateral Agreement;

(j) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be a Wholly Owned Subsidiary of Holdings (including as a result of a merger or consolidation) (each, an “Acquisition”); provided that, with respect to each Acquisition made pursuant to this Section 6.08(j) the following conditions shall have been satisfied:

(i) any such newly-created or acquired Wholly Owned Subsidiary shall comply with the requirements of Section 5.09;

(ii) if a Borrower shall merge or consolidate with a Person, such Borrower shall be the surviving party of such merger or consolidation;

(iii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrowers in the ordinary course;

(iv) such Acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, condition (financial or otherwise), operations or prospects of the Borrowers, taken as a whole;

(v) the total cash and noncash consideration (including the fair market value of all Equity Interests in Holdings issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of any of the Borrowers for any such Acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of Borrowers for all other Acquisitions made by the Borrowers pursuant to this Section 6.08(j), shall not exceed during any Fiscal Year (1) in the case of cash consideration, $1,000,000, and (2) in the case of non-cash consideration, $5,000,000; provided that the non-cash consideration paid by or on behalf of any Borrower in connection with any Acquisition shall be limited to Equity Interests in Holdings;

(vi) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and

(vii) the Borrower Representative shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date on which any such Acquisition is to be consummated, a true and complete copy of the purchase agreement for such Acquisition and a certificate of a Responsible Officer of the Borrower Representative, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying and demonstrating in reasonable detail that all of the requirements set forth in this Section 6.08(j) have been satisfied or will be satisfied on or prior to the consummation of such Acquisition; and

(k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrowers in an aggregate amount (valued at cost) not to exceed $500,000 during the term of this Agreement.

Section 6.09. Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Subordinated Debt, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Debt Document (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (c) amend the subordination provisions of any Subordinated Debt Document, or (d) incur or be obligated under, or make any payment under, any Synthetic Debt.

Section 6.10. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower) unless such transaction is (a) in the ordinary course of business of the relevant Borrower, and (b) upon fair and reasonable terms no less favorable to the relevant Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 6.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower of real or personal property that has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

Section 6.12. Changes in Fiscal Periods. Permit the Fiscal Year of any Borrower to end on a day other than December 31 or permit the Fiscal Quarter of any Borrower to end on a day other than the last day of March, June, September and December.

Section 6.13. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, and (d) in the case of an Equity Interests in any Person that is not a Wholly Owned Subsidiary of a Borrower, provisions in such Person’s Organizational Documents that restrict the assignment of such Equity Interests.

Section 6.14. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Borrower to (a) make Restricted Payments in respect of any Equity Interests of such Borrower held by, or pay any Indebtedness owed to, any other Borrower, (b) make loans or advances to, or other Investments in, any other Borrower, or (c) transfer any of its assets to any other Borrower, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents.

Section 6.15. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers are engaged on the date of this Agreement and reasonably related lines of business.

Section 6.16. Amendments to Contribution Documents. Amend, supplement or otherwise modify the terms and conditions of any of the Contribution Documents except for any such amendment, supplement or modification that (a) becomes effective after the Closing Date and (b) is not in any manner materially adverse to the interests of the Administrative Agent or any Lender.

Section 6.17. Amendments to Organizational Documents. Amend any of its Organizational Documents in any manner materially adverse to the interests of the Administrative Agent or any Lender, provided that amendments to change legal names of Borrowers may be entered into upon not less than fifteen (15) days’ prior notice to the Administrative Agent.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) the Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.04(a), Section 5.07(a), or Article VI of this Agreement or Sections 6.05 and 6.08(b) of the Guarantee and Collateral Agreement; or

(d) any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower Representative from the Administrative Agent or the Required Lenders; or

(e) any Borrower shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness when the same becomes due and payable; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000; or

(f) (i) any Borrower shall commence any case, proceeding or other action (A) under any existing or future Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower in an aggregate amount exceeding $500,000; or

(h) one or more judgments or decrees for the payment of money in an aggregate amount (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) in excess of $500,000 shall be rendered against any of the Borrowers or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower to enforce any such judgment; or

(i) any non-monetary judgment or order shall be rendered against any Borrower that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any Affiliate of any Borrower shall so assert, or any Lien created by any of the Security Documents shall cease to be perfected, enforceable and of the same effect and priority purported to be created thereby, except as permitted by the Loan Documents; or

(k) the guarantee of any Borrower contained in Article II of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Borrower or any Affiliate of any Borrower shall so assert, except as permitted by the Loan Documents; or

(1) the occurrence of a Change of Control;

(m) any Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations pursuant to the Subordination Agreement or any Borrower, any Affiliate of any Borrower, or any holder of Subordinated Debt shall so assert; or

(n) an Event of Default shall occur pursuant to the THR Subordination Letter.

Section 7.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 7.03. Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order :

(a) First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest ) payable to the Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c) Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and other obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d) Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Banking Services Obligations then owing, ratably among the holders of such Secured Obligations in proportion to the respective amounts described in this clause Fourth held by them; and

(e) Last, the balance, if any, after all of the Secured Obligations have been paid in full in cash, to the Borrower Representative or as otherwise required by applicable law.

The order of priority set forth in the clauses above may at any time and from time to time be changed by the agreement of the Administrative Agent and the Lenders as required pursuant to Section 9.01 without necessity of notice to or consent of or approval by any Borrower or any other Person that is not a Lender.

ARTICLE VIII

AGENCY

Section 8.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and none of the Borrowers has rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03. Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower Representative or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien created pursuant to the Security Documents, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor, which shall be a bank with an office in Dallas, Texas, or an Affiliate of any such bank with an office in Dallas, Texas. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges that Condon Thornton Sladek Harrell PLLC is acting in this transaction as counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 8.08. Administrative Agent May File Proofs of Claim. In case of the pendency of any case, proceeding or other action of a nature under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the

Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel) and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 9.05 allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.05.

Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.09. Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted under the Loan Documents, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.01;

(b) to release any Borrower from its guarantee under the Guarantee and Collateral Agreement if such Person ceases to be a Wholly Owned Subsidiary as a result of a transaction expressly permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.03(g).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Borrower from its guarantee under the Guarantee and Collateral Agreement pursuant to this Section 8.09. In each case as specified in this Section 8.09, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Borrower such documents as such Borrower may reasonably request to evidence the release of such item of Collateral from the Liens granted under the Security Documents or to subordinate its interest in such item, or to release such Borrower from its guarantee under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 8.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.01. The Required Lenders and each Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Borrower party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment (or reinstate any Lender’s Revolving Commitment terminated pursuant to Section 7.02), in each case without the written consent of each Lender directly affected thereby;

(ii) eliminate or reduce the voting rights of any Lender under this Section 9.01 without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral in any transaction or series of related transactions or release any of the Borrowers from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;

(iv) amend, modify or waive any condition precedent to any Loan under the Revolving Facility set forth in Section 3.02 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Required Facility Lenders with respect to the Revolving Facility;

(v) amend, modify or waive any provision of Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of the Required Facility Lenders in respect of each Facility adversely affected thereby;

(vi) reduce the amount of Net Cash Proceeds required to be applied to prepay Term Loans under the Agreement without the written consent of the Required Facility Lenders with respect to the Term Facility;

(vii) reduce the percentage specified in the definition of Required Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(viii) amend, modify or waive any provision of Article VIII, or affect the rights or duties of the Administrative Agent under this Agreement, without the written consent of the Administrative Agent;

(ix) amend, modify or waive any provision of Section 7.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of all of the Lenders; or

(x) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations thereunder without the written consent of the Required Facility Lenders under such Facility.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary contained in herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that any Commitment of such Lender may not be increased or decreased without its consent.

Section 9.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

if to the Borrowers, to the Borrower Representative at 6333 North State Highway, 161, Suite 200, Irving, Texas 75038, Attention of Christopher Dunleavy (Facsimile No. 214-493-4090; Telephone No. 214-493-4002; email: chris.dunleavy@usmdinc.com); with a copy to Greg Cardenas (Facsimile No. 214-493-4090; Telephone No. 214-493-4011; email: Greg.Cardenas@usmdinc.com);

(i) if to the Administrative Agent, to JPMorgan Chase Bank, N.A. at 420 Throckmorton, Suite 400, Fort Worth, Texas 76102, Attention of J. Michael Wilson (Facsimile No. 817-884-5697; Telephone No. 817-884-4283; email: mike m wilson@jpmorgan.com;

(ii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites), provided that the foregoing shall not apply to notices to any Lender or pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent, the and the Lenders shall be entitled to rely and act upon any notices (including telephonic borrowing requests) purportedly given by or on behalf of any of the Borrowers or the Borrower Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.04. Survival. All covenants, agreements, representations and warranties made by the Borrowers, and each of them, herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 9.05. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) INDEMNIFICATION BY THE BORROWERS. THE BORROWERS SHALL JOINTLY AND SEVERALLY INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND EACH LENDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWERS) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY BORROWER, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY BORROWER, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY BORROWER, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS,

DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR DISPUTES AMONG INDEMNITEES. THIS SECTION 9.05(B) SHALL NOT APPLY WITH RESPECT TO TAXES.

(c) REIMBURSEMENT BY LENDERS. TO THE EXTENT THAT THE BORROWERS FOR ANY REASON FAIL TO PAY ANY AMOUNT REQUIRED UNDER PARAGRAPH (A) OR (B) OF THIS SECTION TO BE PAID BY IT TO THE ADMINISTRATIVE AGENT (OR ANY SUB-AGENT THEREOF) OR ANY RELATED PARTY OF ANY OF THE FOREGOING, EACH LENDER SEVERALLY AGREES TO PAY TO THE ADMINISTRATIVE AGENT (OR ANY SUCH SUB-AGENT) OR SUCH RELATED PARTY, AS THE CASE MAY BE, SUCH LENDER’S PRO RATA SHARE (DETERMINED AS OF THE TIME THAT THE APPLICABLE UNREIMBURSED EXPENSE OR INDEMNITY PAYMENT IS SOUGHT BASED ON EACH LENDER’S SHARE OF THE AGGREGATE EXPOSURE AT SUCH TIME) OF SUCH UNPAID AMOUNT (INCLUDING ANY SUCH UNPAID AMOUNT IN RESPECT OF A CLAIM ASSERTED BY SUCH LENDER). THE OBLIGATIONS OF THE LENDERS UNDER THIS PARAGRAPH (C) ARE SUBJECT TO THE PROVISIONS OF SECTION 2.15(I).

(d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWERS SHALL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE REFERRED TO IN PARAGRAPH (B) ABOVE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 9.06. Successors and Assigns; Participations and Assignments.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of a Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, provided that each assignment must be ratable among all of the Facilities.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further, that the Borrower Representative’s consent shall not be required during the primary syndication of the Facilities; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Facilities if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any Affiliate or Subsidiary of any Borrower or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any

Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18 and 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Dallas, Texas, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower Representative and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Borrower or any of the Affiliates or Subsidiaries of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

Participant, agree to any amendment, modification or waiver described in Section 9.01(i) that directly affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.07(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.07(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Notes. The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (b) above.

Section 9.07. Adjustments; Set-Off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders under a particular Facility, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such

Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers, or any of them, pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers (as to which the provisions of this paragraph shall apply).

Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(b) If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of Sections 2.15(h) and 9.07(b) of this Agreement and Section 10.14 of the Guarantee and Collateral Agreement, if at any time any Lender or any of its Affiliates maintains one or more deposit accounts for any Borrower into which Medicare and/or Medicaid receivables are deposited or sent for deposit by the payor, such Person waives the rights of setoff set forth in such Sections with respect to such deposit account or deposit accounts.

Section 9.08. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf’ or “tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.10. Governing Law; Jurisdiction; etc.

(a) This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

(b) Each of the Borrowers irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Texas sitting in Dallas County and of the United States District Court of the Northern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 9.11. Acknowledgements. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and any of the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Borrowers and the Lenders.

Section 9.12. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower Representative; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.

For purposes of this Section, “Information” means all information received from any Borrower relating to any Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Lenders do not intend to charge or receive any unearned interest in the event of acceleration.

Section 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.15. Time of the Essence. Time is of the essence of this Agreement and the other Loan Documents.

Section 9.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17. USA PATRIOT Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

Section 9.18. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ J. Michael Wilson
Name:	J. Michael Wilson
Title:	Senior Vice President

Credit Agreement—Signature Page

LENDERS:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ J. Michael Wilson
Name:	J. Michael Wilson
Title:	Senior Vice President

Credit Agreement—Signature Page

SOUTHWEST BANK, a Texas State Bank

Name:	Josh Burleson
Title:	Vice President

Credit Agreement—Signature Page

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Leslie J. Tiezen
Name:	Leslie J. Tiezen
Title:	Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Michael Barber
Name:	Michael Barber
Title:	Senior Vice President

Credit Agreement—Signature Page

BORROWERS:

USMD HOLDINGS, INC.

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

IMPEL MANAGEMENT SERVICES, L.L.C.

By: USMD Holdings, Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

IMPEL CONSULTING EXPERTS, L.L.C.

By: Impel Management Services, L.L.C., its sole member

By: USMD Holdings, Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USMD INC.

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

Credit Agreement—Signature Page

MAT-RX DEVELOPMENT, L.L.C.

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

MAT-RX FORT WORTH GP, L.L.C.

By: MAT-RX DEVELOPMENT, L.L.C., its sole member

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USMD OF ARLINGTON GP, L.L.C.

By: MAT-RX DEVELOPMENT, L.L.C., its sole member

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USGP, LLC.

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

Credit Agreement—Signature Page

US LITHOTRIPSY, L.P.

By: USGP, LLC., its general partner

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

LITHO GP, LLC.

By: US Lithotripsy, L.P., its sole member

By: USGP, LLC., its general partner

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

METRO I STONE MANAGEMENT, LTD.

By: Litho GP, LLC., its general partner

By: US Lithotripsy, L.P., its sole member

By: USGP, LLC., its general partner

By: USMD Inc. its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

Credit Agreement—Signature Page

USMD ADMINISTRATIVE SERVICES, L.L.C.

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USMD DIAGNOSTIC SERVICES, LLC

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USMD PPM, LLC

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USMD CANCER TREATMENT CENTERS, L.L.C.

By: USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

Credit Agreement—Signature Page

USMD CANCER TREATMENT CENTERS GP, L.L.C.

By:	USMD Cancer Treatment Centers, L.L.C., its sole member

By:	USMD Inc., its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

USMD AFFILIATED SERVICES

/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

MEDICAL CLINIC OF NORTH TEXAS PLLC

By: USMD Affiliated Services, its sole member

By:	/s/ Chris Dunleavy
Name:	Chris Dunleavy
Title:	Chief Financial Officer

UROLOGY ASSOCIATES OF NORTH TEXAS, P.L.L.C.

By: USMD Affiliated Services, its sole member

By:
Name:	Chris Dunleavy
Title:	Chief Financial Officer

Credit Agreement—Signature Page

SCHEDULE 1.01A

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Tranche A Term Commitment	Tranche B Term Commitment	Tranche C Term Commitment	Revolving Commitment	Tranche A Term Facility Applicable Percentage	Tranche B Facility Applicable Percentage	Tranche C Facility Applicable Percentage	Revolving Facility Applicable Percentage
JPMorgan Chase Bank, N.A.	$5,000,000	$1,400,000	$2,000,000	$4,000,000	40%	40%	40%	40%
Capital One, National Association	$3,125,000	$875,000	$1,250,000	$2,500,000	25%	25%	25%	25%
Texas Capital Bank, National Association	$3,125,000	$875,000	$1,250,000	$2,500,000	25%	25%	25%	25%
Southwest Bank	$1,250,000	$350,000	$500,000	$1,000,000	10%	10%	10%	10%
Total	$12,500,000	$3,500,000	$5,000,000	$10,000,000	100.000000000%	100.000000000%	100.000000000%	100.000000000%

Schedule 1.01A

SCHEDULE 1.01B

EXISTING INDEBTEDNESS TO BE

PAID IN FULL ON CLOSING DATE

1. Indebtedness owed to Compass Bank by Urology Associates of North Texas, LLP, in the amount of $12,427,957.62 including principal and interest.

2. Indebtedness owed to JPMorgan Chase Bank, N.A. by The Medical Clinic of North Texas, P.A. in the principal amount of $2,660,457.

3. Indebtedness owed to Texas Health Resources by Impel Management Services, L.L.C., and The Medical Clinic of North Texas, P.A. in the principal amount of $2,600,076.30

4. Indebtedness owed by US Lithotripsy, L.P. to various doctors in the principal amount of $1,841,796.75 subject to change upon the finalization of capital lease payoff data.

5. Indebtedness owed by the Medical Clinic of North Texas, P.A. to various capital lessors in the principal amount of $904,292.47 subject to change upon the finalization of capital lease payoff data.

6. Indebtedness owned by Impel Management Services, L.L.C. to various doctors in the principal amount of $555,000.00.

Schedule 1.01B

SCHEDULE 4.04

CONSENTS, AUTHORIZATIONS, FILING AND NOTICES

1.	Filings referenced on Schedule 4.18.

2.	USMD Holdings, Inc. will be required to file a Form 8-K with the Securities and Exchange Commission upon the closing of the Loan Transactions.

3.	Each of the Borrowers obtained the consent of its governing board and/or its Sole Member to the Loan Documents as required under its governing Documents

Schedule 4.04

SCHEDULE 4.15

WHOLLY OWNED SUBSIDIARIES

Entity	Owned by and %:	State of Organization and Type of Entity
USMD Holdings, Inc. (“Holdings”)	Public company	Delaware corporation
Urology Associates of North Texas, P.L.L.C.	100%; USMD Affiliated Services	Texas professional limited liability company (currently a Texas limited liability partnership)

USMD Inc.	100%; Holdings	Texas corporation

Impel Management Services, L.L.C.	100%; Holdings	Texas limited liability company

Impel Consulting Experts, L.L.C.	100%; Impel Management Services, L.L.C.	Texas limited liability company

MAT-RX Development, L.L.C.	100%; USMD Inc.	Texas limited liability company

USMD of Arlington GP, L.L.C.	100%; MAT- RX Development, L.L.C.	Texas limited liability company

US Lithotripsy, L.P.	USMD Inc. (99%); USGP, LLC. (1%)	Texas limited partnership

USMD Cancer Treatment Centers, L.L.C.	100%; USMD, Inc.	Texas limited liability company

USMD Cancer Treatment Centers GP, L.L.C.	100%; USMD Cancer Treatment Centers, L.L.C.	Texas limited liability company

USMD PPM, LLC	100%; USMD, Inc.	Texas limited liability company

USMD Diagnostic Services, LLC	USMD, Inc.	Texas limited liability company

MAT-RX Fort Worth GP, L.L.C.	MAT-RX Development, L.L.C.	Texas limited liability company

USMD Administrative Services, L.L.C.	100%; USMD, Inc.	Texas limited liability company

Schedule 4.15

Entity	Owned by and	State of Organization and Type of Entity
USGP, LLC.	100%; USMD, Inc.	Texas limited liability company

Litho GP, LLC.	100%; US Lithotripsy, L.P.	Texas limited liability company

Metro I Stone Man ement,, Ltd.	US Lithotripsy, L.P. (99%); Litho GP, LLC. (1%)	Texas limited partnership

USMD Affiliated Services	*USMD Inc. is sole member	Texas not for profit corporation

Medical Clinic of North Texas PLLC	100%; USMD Affiliated Services	Texas professional limited liability company (currently a Texas professional association)

Schedule 4.15

SCHEDULE 4.18

UCC FILING JURISDICTIONS

Entity	File UCC Financing Statement’ with Secretary of State for below state
USMD Holdings, Inc.	Delaware
Urology Associates of North Texas, P.L.L.C.	Texas
USMD Inc.	Texas
Impel Management Services, L.L.C.	Texas
Impel Consulting Experts, L.L.C.	Texas
MAT-RX Development, L.L.C.	Texas
USMD of Arlington GP, L.L.C.	Texas
US Lithotripsy, L.P.	Texas
USMD Cancer Treatment Centers, L.L.C.	Texas
USMD Cancer Treatment Centers GP, L.L.C.	Texas
USMD PPM, LLC	Texas
USMD Diagnostic Services, LLC	Texas
MAT-RX Fort Worth GP, L.L.C.	Texas
USMD Administrative Services, L.L.C.	Texas
USGP, LLC.	Texas
Litho GP, LLC.	Texas
Metro I Stone Management, Ltd.	Texas
USMD Affiliated Services	Texas
Medical Clinic of North Texas PLLC	Texas

Schedule 4.18

SCHEDULE 4.22

MATERIAL CONTRACTS

USMD Holdings

1.	CNHO Support Agreement with USMD Affiliated Services. USMD Hospital Division

2.	Management Services Agreement with USMD Hospital at Arlington, L.P.

3.	Management Services Agreement with USMD Hospital at Fort Worth, L.P. USMD PPM, LLC

4.	Management Services Agreement with USMD Affiliated Services. Medical Clinic of North Texas PLLC

5.	Medicare Participating Provider Agreement between Medical Clinic of North Texas PLLC and the Centers for Medicare and Medicaid Services.

6.	Participating Provider Agreement dated as of September 1, 2012 with Aetna Health, Inc.

7.	Participating Provider Agreement dated as of September 1, 2012 with Blue Cross/Blue Shield of Texas.

8.	Participating Provider Agreement dated as of September 1, 2012 with CIGNA Health Care of Texas.

9.	Participating Provider Agreement dated as of September 1, 2012 with United Healthcare/Secure Horizons Health Care Insurance Company.

USMD Diagnostic Services, LLC

10.	Medicare Participating Provider Agreement between USMD Diagnostic Services, LLC and the Centers for Medicare and Medicaid Services.

USMD Cancer Treatment Centers, L.L.C.

11.	Medicare Participating Provider Agreement between USMD Cancer Treatment Centers, L.L.C. and the Centers for Medicare and Medicaid Services.

Schedule 4.22

SCHEDULE 4.23

INSURANCE

See attached Summary Insurance Page.

Schedule 4.23

Schedule of Insurance - USMD Holdings, Inc. (USMD, MCNT/Impel, UANT) August 31, 2012

Agent of Record	Line of Coverage	(USMD, Carrier	Policy Period	Policy Number	Limits
IMA, Inc	Property	Hartford Fire Insurance Co	4.1.2012-2013	46UUNJW5127	TIV BI	$ $	13,592,583 2,000,000
IMA, Inc	Equipment	Hartford Fire Insurance Co	4.1.2012-2013	46MSNG7570	Total value		$12,109,142
IMA, Inc	Property (MCNT)	Travelers Lloyds Ins. Co.	1.1.2012-2013	IL-PACP-2678C976-TLC- 12	TIV BI	$ $	12,541,930 51,076,909
IMA, Inc	Equipment (MCNT)	Travelers Lloyds Ins. Co.	1.1.2012-2013	QT-660-9536A550-TLC- 12	Total Value		$9,758,103
Lassiter-Ware	Florida Property (UANT)	Old Diminion Ins. Co	6.15.2012-2013	BPG46760	TIV		$90,000
IMA, Inc	General Liability (MCNT)	Travelers Lloyds Ins. Co.	1.1.2012-2013	IL-PACP-2678C976-TLC-12	Each Occurrence Aggregate	$ $	1,000,000 2,000,000
IMA, Inc	General Liability	Columbia Casualty Co	4.1.2012-2013	HMA40158956313	Each Occurrence Aggregate	$ $	1,000,000 3,000,000
IMA, Inc	Professional Med Mal (USMD)	Columbia Casualty Co		HMA40158956313	Each Incident Aggregate	$ $	1,000,000 3,000,000
IMA, Inc	Professional E&O (MCNT)	Landmark/RSUI	8.31.2012-2013	Binder	Each Claim Aggregate	$ $	1,000,000 3,000,000
Arthur J. Gallagher	Professional Med Mal (UANT/MCNT)	Pro Assurance Indemnity Co	3.15.2012-2013	MP80455	Each Incident Aggregate	$ $	500,000 1,500,000
IMA, Inc	Automobile	Sentinel Ins. Co (Hartford)	4.1.2012-2013	46UENNG6599	Each Occurrence		$1,000,000
IMA, Inc	Workers Compensation (Other States)	Hartford Underwriting Ins. Co	4.1.2012-2013	46WEZU2114	Each Accident Each Employee Disease	$ $ $	1,000,000 1,000,000 1,000,000

Schedule 4.23

Schedule of Insurance - USMD Holdings, Inc. (USMD, MCNT/Impel, UANT) August 31, 2012

Agent of Record	Line of Coverage	Carrier	Policy Period	Policy Number	Limits
IMA, Inc	Occupational Accident	Essex	4.1.2012-2013	ETN0100	Each Person Each Occurrence Aggregate	$ $	1,000,000 10,000,000 Nil
IMA, Inc	Umbrella	Columbia Casualty	4.1.2012-2013	HMC40159034363	Shared		$5,000,000
IMA, Inc	Directors & Officers	North River (Crum & Forster)	8.31.2012-2013	Binder	Aggregate		$15,000,000
IMA, Inc	A-Side D&O (ABC)	Beazley (A-Side D&O ABC)	8.31.2012-2013	Binder	Aggregate		$25,000,000
IMA, Inc	Crime/ERISA Bond	Zurich (Crime)	8.31.2012-2013	Binder	Aggregate		$5,000,000
IMA, Inc	Employment Practices & Fiduciary		8.31.2012-		Aggregate		$5,000,000

Schedule 4.23

SCHEDULE 6.02(d)

EXISTING INDEBTEDNESS

1. Guarantee of debt of USMD Hospital at Arlington, L.P. in the amount of $12,278,000 as the same may be renewed, extended, modified or refinanced from time to time (but not increased).

2. Guarantee of debt of USMD Hospital at Fort Worth, L.P. in the amount of $3,305,571 as the same may be renewed, extended, modified or refinanced from time to time (but not increased).

3. Existing guarantees of debt of Litho Entities in the amount of $505,176 and of CTC Entities in the amount of $268,540 as the same may be renewed, extended, modified or refinanced from time to time (but not increased).

Schedule 6.02(d)

SCHEDULE 6.03(0

EXISTING LIENS

See attached listing.

Schedule 6.03(0

Schedule 6.03(0

Existing Liens

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Urology Associates of North Texas, LLP	Fleet Capital Leasing Healthcare Finance (a Division of Fleet Business Credit, LLC)	TX Secretary of State	UCC	08/19/03 Continuation - 08/14/08	03-0038311281

As more fully described in Exhibit A attached hereto and made part hereof: (1) Master Lease between Secured Party, as Lessor, and Debtor, as Lessee, and all Equipment Schedules no or hereafter executed thereunder; and (2) all equipment and other personal property now or hereafter leased thereunder, including but not limited to medical equipment, office furniture and equipment, computer equipment, telecommunications equipment, vehicles and video/audio equipment.

SEE FILING FOR COMPLETE DESCRIPTION.

Urology Associates of North Texas, LLP	General Electric Capital Corporation	TX Secretary of State	UCC	12/22/06 Continuation - 09/28/11	06-0041628502	One (1) tenant improvements - buildout, together with any and all additions, attachments, accessories and accessions and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds, thereof, financed pursuant to that certain agreement between Urology Associates of North Texas, L.L.P. (Debtor) and General Electric Capital Corporation (Secured Party). Account Number: 4195412- 001 RK/BI

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Urology Associates of North Texas, LLP	General Electric Capital Corporation	TX Secretary of State	UCC	12/22/06 Continuation - 10/25/11	06-0041629290	One (1) GE Goldseal QXI 4 slice CT, together with any and all additions, attachments, accessories and accessions and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds, thereof, financed pursuant to that certain agreement between Urology Associates of North Texas, L.L.P. (Debtor) and General Electric Capital Corporation (Secured Party). Account Number: 4195347-001 LD/BI

Urology Associates of North Texas, LLP	General Electric Capital Corporation	TX Secretary of State	UCC	3/5/2008	08-0007817849	One (1) GE Brightspeed elite select, together with any and all additions, attachments, accessories and accessions and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds, thereof, financed pursuant to that lease agreement between Urology Associates of North Texas, L.L.P. (Lessee) and General Electric Capital Corporation (Lessor). This Financing Statement is being filed solely as a precaution. If contrary to the intention of the parties described above as Lessor and Lessee, the agreement is deemed to be other than a lease. Account Number: 5869536-001 AJ/CK

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
USMD Inc.	Banc of America Leasing & Capital, LLC and Savin Corporation	TX Secretary of State searched through 07/26/2012	UCC	4/11/2008	080012608116

Pursuant to contract 04-3016650- 000: 1 Ricoh Printer C410DN 79400209 I Ricoh Copier MP 7500SP 75900278 1 Ricoh Copier MP 7500SP 76000054 together with (i) all present and future parts, attachments, or accessories thereto and replacements thereof (ii) all accounts, chattel paper, and general intangibles arising from or related to any sale, lease, rental or other disposition of any such equipment to their parties, or otherwise resulting from the possession, use or operation of such equipment by third parties…

SEE FILING FOR COMPLETE DESCRIPTION.

USMD Inc.	JPMorgan Chase Bank, N.A.	TX Secretary of State	UCC	1/13/2011	110001232292	All Accounts, Chattel Paper, Deposit Accounts and other payment obligations of a financial institution (including the Secured Party), Documents, Equipment, General Intangibles, Instruments, inventory, Investment Property and Letter of Credit Rights of Debtor, now owned or in which the Debtor has rights or hereafter acquired, together with all books and other records of Debtor relating to the Collateral and all cash and noncash Proceeds (as such terms are defined in the UCC and as such terms may be further defined in a security agreement or other agreement between Debtor and Secured Party).

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
	Ricoh Americas Corp	TX Secretary of State	UCC	1/18/2011	110001671320

						All Equipment leased or financed by Secured Party to or for Debtor pursuant to Secured Party’s contract number 25082763, together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing.

USMD Inc.

Impel Management Services, L.L.C.	JPMorgan Chase Bank N.A.	TX Secretary of State searched through 07/26/2012	UCC	05/25/95	95-00104001

All equipment, furniture, fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Debtor and used or usable in Debtor’s business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

Master Assignment - 11/20/98

Assignment - 03/08/99

Continuation - 05/15/00

Continuation - 01/03/05

Amendment - 01/04/05

Amendment - 08/30/06

Continuation - 02/10/10

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	General Electric Capital Corporation	TX Secretary of State	UCC	08/28/02 Assignment - 12/02/02 Continuation - 08/28/07	02-0042187064

All equipment covered under Equipment Lease Agreement No. 300578-000 between Secured Party as Lessor and Debtor as Lessee as further described on Exhibit “A” attached hereto and made a part hereof. The financing statement is filed to give notice of a true lease between the parties named above covering the equipment described per Exhibit “A” attached hereto and made a part hereof. Lessee is not authorized and has no title to sell, transfer or otherwise convey any of the foregoing, including proceeds of insurance and collateral thereof.

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	CIT Technology Financing Services, Inc.	TX Secretary of State	UCC	4/17/2007 Continuation - 03/12/12	07-0012824307	5 Logiq e compact digital ultrasound consoles, 5 Logiq compact digital ultrasound consoles sonoconnet enrollment along with all additions, substitutions, attachments, replacements and accessions thereof, plus the proceeds of all the foregoing including amounts payable under any insurance policy. The foregoing equipment is on lease to the above named Lessee (Debtor). This filing is for informational purposes only.

Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC	TX Secretary of State	UCC	9/5/2007	07-0030318406	Pursuant to contract 004- 2299316000: (2161089) 1 Ricoh Copier MP161SPF.... SEE FILING FOR COMPLETE DESCRIPTION AND LIST OF EQUIPMENT.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	BMO Harris Bank, N.A.	TX Secretary of State	UCC	9/11/2007 Assignment - 01/28/08 Continuation - 06/26/12 Amendment - 06/26/12	07-0031004914

Including but without limitation, one (1) Advia Centaur XP Immunoassay system and one (1) Advia Clinitek Atlas Automated Urine Chemistry Analyzer with rack and sample handler, including all attachments and accessories as provided by Siemens Medical Solutions Diagnostics, leased by Secured Party as Lessor to Debtor as Lessee under Lease No. 7748000 dated August 29, 2007 as time to time may be amended or supplemented. Notwithstanding the filing of this financing statement, the parties to the above lease intend such to be a true lease not a lease intended as security.

Equipment location: 900 Airport Freeway, Suite 158, Hurst, TX 76054

Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC	TX Secretary of State	UCC	10/23/2007	07-0036173158	Pursuant to contract 004-2503041- 000: (2161089) 1 Ricoh Copier 2510 M09756022741325.... SEE FILING FOR COMPLETE DESCRIPTION AND LIST OF EQUIPMENT.

Schedule 6.03(t)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC	TX Secretary of State	UCC	12/28/2007	07-0043546594

Pursuant to contract 004-3011704- 000: 1 Ricoh Copier MP 2500 SPF L3675000219 together with (i) all present and future parts, attachments, or accessories thereto and replacements thereof, (ii) all accounts, chattel paper, and general intangibles arising from or related to any sale, lease, rental or other disposition of any such equipment to third parties, or otherwise resulting from the possession, use or operation of such equipment by third parties....

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC	TX Secretary of State	UCC	8/5/2008	08-0026116701

Pursuant to contract 004-3040626- 000: 1 Ricoh Copier MPC2500SPF L36853008321 together with (i) all present and future parts, attachments, or accessories thereto and replacements thereof, (ii) all accounts, chattel paper, and general intangibles arising from or related to any sale, lease, rental or other disposition of any such equipment to third parties, or otherwise resulting from the possession, use or operation of such equipment by third parties....

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	US Bancorp	TX Secretary of State	UCC	8/12/2008	08-0026821643	1 SE8158

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC and Savin Leasing	TX Secretary of State	UCC	8/13/2008	08-0027098155

Pursuant to contract 004-3042494- 000: 1 Ricoh Copier MPC4500SPF L9086420651 together with (i) all present and future parts, attachments, or accessories thereto and replacements thereof, (ii) all accounts, chattel paper, and general intangibles arising from or related to any sale, lease, rental or other disposition of any such equipment to third parties, or otherwise resulting from the possession, use or operation of such equipment by third parties....

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC and Ricoh Americas Corporation	TX Secretary of State	UCC	10/6/2008	08-0032767992	Pursuant to contract 004-3045645- 000: 1 Ricoh Copier MPC4500SPF 19089520073.... SEE FILING FOR COMPLETE DESCRIPTION AND LIST OF EQUIPMENT.

Impel Management Services, L.L.C.	Banc of America Leasing & Capital, LLC and Ricoh Americas Corporation	TX Secretary of State	UCC	11/26/2008	08-0038123469	Pursuant to contract 004-3047201- 000: 1 Ricoh Copier C2500SPF L3685500121.... SEE FILING FOR COMPLETE DESCRIPTION AND LIST OF EQUIPMENT.

Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	11/28/2008 Amendment - 04/21/09	08-0038189552	This UCC-1 Financing Statement covers all of Debtor’s right, title and interest in and to the following:.... SEE FILING FOR COMPLETE LIST OF EQUIPMENT.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	12/4/2008 Amendment - 04/21/09	08-0038751921	This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following. SEE FILING FOR COMPLETE LIST OF EQUIPMENT.

Impel Management Services, L.L.C.	US Bancorp	TX Secretary of State	UCC	2/11/2009	09-0004076460	1 IZSFW SE9042

Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	3/12/2009 Amendment - 04/21/09 Amendment - 04/21/09	09-0007064773	This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following• SEE FILING FOR COMPLETE LIST OF EQUIPMENT.

Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	4/21/2009 Amendment - 04/21/09	09-0011307465

This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following: Ricoh Copier MP161SPF M0189302462 and all existing and future accessions, accessories, attachments, replacements, replacement parts, additions, substitutions and repairs thereto

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	4/22/2009	09-0011376966

This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following: Ricoh Copier MP161SPF M0189302649 and all existing and future accessions, accessories, attachments, replacements, replacement parts, additions, substitutions and repairs thereto

SEE FILING FOR COMPLETE DESCRIPTION.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	6/2/2009	09-0015570037

This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following: Ricoh America 7000 M9385800728 and all existing and future accessions, accessories, attachments, replacements, replacement parts, additions, substitutions and repairs thereto

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	9/4/2009	09-0025011563

This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following: Ricoh America SP4210N S/NS5289600198 and all existing and future accessions, accessories, attachments, replacements, replacement parts, additions, substitutions and repairs thereto

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	9/8/2009	09-0025073238

This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following: Ricoh America Copier MP171SPF S/N-V4499105369....

SEE FILING FOR COMPLETE DESCRIPTION AND LIST OF EQUIPMENT.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	Ricoh Americas Corporation	TX Secretary of State	UCC	12/3/2009	09-0033340537	This UCC-1 Financing Statement covers all of Lessee’s right, title and interest in and to the following: Ricoh Aficio MP 171SPF S/N V4499305585, V4499305701 and all existing and future accessions, accessories, attachments, replacements, replacement parts, additions, substitutions and repairs thereto

SEE FILING FOR COMPLETE DESCRIPTION.

Impel Management Services, L.L.C.	IBM Credit LLC	TX Secretary of State	UCC	12/29/2009	09-0035543554	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Supplement(s) #G20149) including one or more of the following: 7870-C3U (IBM), 7946-74U (IBM), 9994-001 (IBM), 9994-007 (IBM), 9Bpp-005 (IBM) all additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment or software and any and all proceeds of any of the foregoing, including, without limitation, payments under insurance or any indemnity or warranty relating to loss or damage to such equipment and software. IBM Credit LLC files this notice as a precautionary filing. See UCC 9-505. (12/23/09) UCC Log Number: CPDOOG20149 4842375

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Impel Management Services, L.L.C.	U.S. Bank, N.A.	TX Secretary of State	UCC	05/05/10 Assignment - 06/24/10	10-0012806361	Including but without limitation, one (1) refurbished StaRRsed Compact ESR Analyzer with one (1) year warranty.... including all attachments and accessories as provided by Mechatronics USA LLC, leased by secured party as lessor to debtor as lessee under Lease NO. 8920000 dated May 3, 2010 as time to time may be amended or supplemented.

Equipment location: 900 Airport Freeway, Suite 158, Hurst, TX 76054

Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A.	Susquehanna Commercial Finance, Inc.	TX Secretary of State	UCC	3/29/2012	12-0009775859	Master Equipment Lease Agreement NO. 20070928 Schedule No. 1 Vendor: GE Healthcare (1) Voluson S8 BT11 (1) Voluson S6/S8 BUM....

SEE FILING FOR COMPLETE LIST OF EQUIPMENT AND DESCRIPTION.

Mat-RX Development, LLC	Bank of Texas, N.A.	TX Secretary of State	UCC	11/06/06 amendment 10/05/07 amendment 04/06/10 continuation 07/14/11		One hundred percent (100%) of Debtor’s partnership in USMD Hospital at Fort Worth, L.P. (f/k/a Southwest Fort Worth Ambulatory Surgery Center, L.P.), pursuant to that certain Pledge and Security Agreement dated September 29, 2006, executed by Debtor in favor of Secured Party, as may be amended from time to time.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
U.S. Lithotripsy, L.P.	JPMorgan Chase Bank, NA	TX Secretary of State searched through 07/26/2012	UCC	3/18/2012	120008386321	Dornier B-K Pro Focus, Ultraview Ultrasound Scanner, 2011, 5000964; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and accounts proceeds).

MAT-RX Fort Worth GP, LLC	Bank of Texas, N.A.	TX Secretary of State searched through 07/26/2012	UCC	11/6/2006 amendment 10/05/07 amendment 04/06/10 continuation 07/14/11	060036586862	One hundred percent (100%) of Debtor’s partnership in USMD Hospital at Fort Worth, L.P. (f/k/a Southwest Fort Worth Ambulatory Surgery Center, L.P.), pursuant to that certain Pledge and Security Agreement dated September 29, 2006, executed by Debtor in favor of Secured Party, as may be amended from time to time.

Metro I Stone Management, Ltd.	Mercantile Bank Texas	TX Secretary of State searched through 07/26/2012	UCC	9/5/2003 continuation 03/10/08	040040742152	Purchase Money Security Interest in (1) HMT Lithodiamond Serial #V09

Metro I Stone Management, Ltd.	JPMorgan Chase Bank, NA	TX Secretary of State	UCC	3/18/2012	120008386200	Dornier Compact Delta II UIMS, Lithotripter with UIMS, 2012, S/N CCD1420/Catalog No. K1031922; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and accounts proceeds).

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	Wells Fargo Financial Leasing, Inc.	TX Secretary of State	UCC	11/28/08 amendment	080038189552	This UCC-1 Financing Statement covers all of Debtor’s right, title and interest in and to the following:
Additional Debtor: Impel Management Services, L.L.C.				04/21/09		SEE FILING FOR COMPLETE LIST OF EQUIPMENT.
The Medical Clinic of North Texas, P.A.	Diasorin Inc.	TX Secretary of State	UCC	8/24/2010	100024607282	LIAISON diagnostic instrument model 15970, and any other equipment provided to Lessee by Lessor

Schedule 6.03(t)

Existing Subordinated Liens

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	Texas Health Harris Methodist Fort Worth	TX Secretary of State searched through 07/26/2012	UCC	09/24/07 amendment 11/24/09	070032622921

A. All of Debtor’s right to payment for professional services rendered by Hoang Dinh, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Harris Methodist Fort Worth	TX Secretary of State	UCC	10/30/08 amendment 11/24/09	080035392202

A. All of Debtor’s right to payment for professional services rendered by Christiana Jones, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	Texas Health Arlington Memorial	TX Secretary of State	UCC	11/20/2008 amendment 11/12/09	080037647237

A. All of Debtor’s right to payment for professional services rendered by Robert Smitherman, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Harris Methodist Fort Worth	TX Secretary of State	UCC	01/06/09 amendment 11/24/09	090000384569

A. All of Debtor’s right to payment for professional services rendered by Kristina Carnevale, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Harris Methodist Fort Worth dba Texas Health Harris	TX Secretary of State	UCC	4/15/2009	090010698194

A. All of Debtor’s right to payment for professional services rendered by Rachael Kendra Dabelic, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	TTHR, LLC dba Texas Health Presbyterian Hospital	TX Secretary of State	UCC	8/4/2009	090021886771

A. All of Debtor’s right to payment for professional services rendered by Madhavi Gaddam, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	TTHR, LLC dba Texas Health Presbyterian Hospital	TX Secretary of State	UCC	8/4/2009	090021888157

A. All of Debtor’s right to payment for professional services rendered by Nhuna Tran, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	TTHR, LLC dba Texas Health Presbyterian Hospital	TX Secretary of State	UCC	11/3/2009	090030640789

A. All of Debtor’s right to payment for professional services rendered by Raza Jafry, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	Texas Health Presbyterian Hospital Denton	TX Secretary of State	UCC	6/15/2010	100017281292

A. All of Debtor’s right to payment for professional services rendered by Antonio Asis, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Harris Methodist Hospital Fort Worth	TX Secretary of State	UCC	6/17/2010	100017482225

A. All of Debtor’s right to payment for professional services rendered by Jennifer Amouville, D.O. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Presbyterian Hospital Denton	TX Secretary of State	UCC	6/17/2010	100017568876

A. All of Debtor’s right to payment for professional services rendered by Renee Lewis, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	Texas Health Resources	TX Secretary of State	UCC	7/6/2010	100019395321

A. All of Debtor’s right to payment for professional services rendered by Christopher Royce Cooper, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Harris Methodist Hospital Fort Worth	TX Secretary of State	UCC	11/8/2010	100032233094

A. All of Debtor’s right to payment for professional services rendered by Mary Elizabeth Cox, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Presbyterian Hospital Denton	TX Secretary of State	UCC	3/3/2011	110006447548

A. All of Debtor’s right to payment for professional services rendered by Heather Robertson Bartos, M.D. (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

Schedule 6.03(f)

Debtor	Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
The Medical Clinic of North Texas, P.A.	Texas Health Presbyterian Hospital Denton	TX Secretary of State	UCC	7/26/2011	110021832391

A. All of Debtor’s right to payment for professional services rendered by Nuha Said, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

The Medical Clinic of North Texas, P.A.	Texas Health Resources	TX Secretary of State	UCC	7/26/2011	110021836193

A. All of Debtor’s right to payment for professional services rendered by Gladys Tse, MD (“Physician”), including, but not limited to all accounts and accounts receivable and all proceeds therefrom, whether such accounts, accounts receivable, and rights to receive payment are now or hereafter owned by Debtor and wherever located.

B. All proceeds of all the foregoing.

Schedule 6.03(0

SCHEDULE 6.08(g)

INVESTMENTS

Entity	Owner	Ownership Percentage
Christus Muguerza Radioterapia Avanzada, S. de R. L. de C.V.	USMD Cancer Center Treatment Centers, L.L.C.	34.00%
Anchorage Cancer Treatment Center, LLC	USMD Cancer Center Treatment Centers, L.L.C.	20.00%
USMD Hospital at Fort Worth, L.P., a Texas limited partnership	UANT Ventures (being contributed to USMD Holdings Inc., at closing) Mat-Rx Development, L.L.C.	10.856 20.024	% %
USMD Hospital at Arlington, L.P., a Texas limited partnership	Mat-Rx Development, L.L.C. USMD of Arlington GP, L.L.C. UANT Ventures (being contributed to USMD Holdings Inc., at closing)	4.000 1.000 23.437	% % %
Big Country II Lithotripsy, L.P., a Texas limited partnership	US Lithotripsy, L.P.	18.1818%
Dallas Stone Management, L.P., a Texas limited partnership	US Lithotripsy, L.P. Urology Associates of North Texas, LLP Metro I Stone Management, Ltd.	10.0000 6.9230 27.6940	% % %
Gateway II Lithotripsy, LLC, a Missouri limited liability company	US Lithotripsy, L.P.	3.5714%
Ironwood Stone Management, L.P., a Texas limited partnership	US Lithotripsy, L.P.	8.6990%
Lithotripsy of East Texas, LP	US Lithotripsy, L.P.	10.0000%
Midland Stone Management Limited Partnership, an Oklahoma limited partnership	US Lithotripsy, L.P.	10.0000%
Mississippi Valley I Stone Management L.P., a Missouri limited partnership	US Lithotripsy, L.P.	10.9780%
Rio Grande Lithotripsy, L.P., a Texas limited partnership	US Lithotripsy, L.P.	10.0000%
South Texas Lithotripsy, L.P., a Texas limited partnership	US Lithotripsy, L.P.	12.0748%
White River Lithotripsy, L.L.C., an Arkansas limited liability company	US Lithotripsy, L.P.	13.4616%
North Central Missouri III Lithotripsy, L.P., a Texas limited partnership	US Lithotripsy, L.P.	8.7900%
North Texas Stone Management,	US Lithotjpsy, L.P.	10.0000%

Schedule 6.08(g)

Entity	Owner	Ownership Percentage
L.P., a Texas limited partnership	Urology Associates of North Texas, LLP	30.0000%
East Texas II—Athens, L.P., a Texas limited partnership	US Lithotripsy, L.P.	10.0000%
East Texas II—Longview, L.P., a Texas limited partnership	US Lithotripsy, L.P.	10.0000%
S.E. Colorado Lithotripsy II, L.P., a Texas limited partnership	US Lithotripsy, L.P.	7.5000%
Kenai Lithotripsy, Limited Partnership, an Alaska limited partnership	US Lithotripsy, L.P.	10.0000%
Metro Houston Lithotripsy II, LP, a Texas limited partnership	US Lithotripsy, L.P.	10.0000%
Houston Lithotripsy II, L.P., a Texas limited partnership	US Lithotripsy, L.P.	10.3870%
Verrazano Lithotripsy, LP, a Texas limited partnership	US Lithotripsy, L.P.	10.0000%

Schedule 6.08(g)

EXHIBIT A

[FORM OF] CLOSING CERTIFICATE

The undersigned, [                                    ] of [                                ], a [                                ] (the “Company”), pursuant to Section 3.01(b) of the Credit Agreement dated as of August 31, 2012 (the “Credit Agreement”), among the Company, the lenders party thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), hereby certifies as follows:

1. The Company is duly [incorporated/organized], validly existing and in good standing under the laws of the State of [                                         ]. There are no liquidation or dissolution proceedings pending or to the best of my knowledge contemplated by or threatened against the Company, nor has any other event occurred affecting or threatening the corporate existence of the Company.

2.(a) Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Formation of the Company (including all amendments, if any, thereto), certified as of a recent date by the Secretary of [                                         ], as in effect on ], and at all times thereafter to and including the date hereof.

(b) Attached hereto as Exhibit B is a true, correct and complete copy of the [Bylaws/LLC Agreement/Insert Appropriate Agreement Title] of the Company as in effect on [                                         ], and at all times thereafter to and including the date hereof.

(c) Attached hereto as Exhibit C is a Certificate of [issued by the Secretary of State of the State of [                                         ], certifying that the Company is duly incorporated under the laws of the State of [                                         ], is in good standing, has a legal corporate existence, is duly authorized to transact business, and the Company’s annual reports have been filed to date; and

(d) [Attached hereto as Exhibit D is a Certificate of Account Status issued by the Texas Comptroller of Public Accounts, certifying that the Company is in good standing and the Company’s franchise tax reports have been filed to date; and]

(e) [Attached hereto as Exhibit [D] [E] is a Certificate issued by the Secretary of State of each State where the nature of business in which the Company is engaged requires the Company to be qualified as a foreign corporation, certifying that the company is in good standing and duly qualified to do business in each such State as a foreign corporation.]

3. Attached hereto as Exhibit [D] [E] [F] is a true, correct and complete copy of resolutions duly adopted by the [                 Board of Directors                 ] of the Company by unanimous written consent dated as of [                        ], a copy of which consent has been duly filed with the minutes of the proceedings of said [                 Board ].

Closing Certificate	1

Said resolutions have not been modified, amended, rescinded or revoked, and the same are in full force and effect on the date hereof.

4. The representations and warranties of the Borrowers set forth in the Credit Agreement and the other Loan Documents are true and correct.

5. No Default or Event of Default has occurred or is continuing or will result from the making of the Loans on the date hereof.

6. All of the conditions set forth in Section 3.01 of the Credit Agreement have been satisfied as of the Closing Date.

7. The following persons are the duly elected or appointed and acting officers of the Company, holding the respective offices set forth opposite their names below, and the signatures set forth opposite their names below are their true and genuine signatures:

Name	Office	Specimen Signature
[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

8. The foregoing officers and the undersigned are authorized pursuant to the resolutions attached hereto, as officers of the Company, to execute and deliver, for and on behalf of the Company, the Loan Documents and all certificates, notices and communications, and any other documents required or permitted to be given by or on behalf of the Company in connection with the transactions contemplated thereby.

All capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

The Administrative Agent is entitled to rely exclusively on this certification and the authorizations in the attached documents until it receives notice in writing to the contrary from the Company.

[Signature on following page]

Closing Certificate	2

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this          day of [                     ], 2012.

By:
Name:
Title:

The undersigned hereby certifies that the person named above is the duly elected and qualified [President/Executive Vice President/Secretary/Chief Financial Officer] of the Company and that the signature above is such person’s true and genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [         day of [                    ], 2012.

By:
Name:
Title:

Closing Certificate	[Signature Page]

EXHIBIT A

CERTIFICATE OF FORMATION

Closing Certificate	A-1

EXHIBIT B

[BYLAWS/COMPANY AGREEMENT/PARTNERSHIP AGREEMENT]

Closing Certificate	B-1

EXHIBIT C

CERTIFICATE OF FACT/EXISTENCE

Closing Certificate	C-1

EXHIBIT D

[CERTIFICATE OF ACCOUNT STATUS / AUTHORIZATION TO DO

BUSINESS, AS SEPARATE EXHIBITS, AS APPLICABLE]

Closing Certificate	D-1

[EXHIBIT              ]

[CERTIFICATE OF AUTHORIZATION TO DO BUSINESS, AS APPLICABLE]

Closing Certificate	-1

[EXHIBIT                1

RESOLUTIONS

Closing Certificate

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

To: JPMorgan Chase Bank, N.A.,

as Administrative Agent,

and the Lenders Parties to the

Credit Agreement Referred to Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of August 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among USMD Holdings, Inc., a Delaware corporation, the other Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies, on its behalf and on behalf of the Borrowers, that:

1. I am the duly elected                      of the Borrower Representative

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of each Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 that are delivered on the date hereof pursuant to Section 5.01 of the Credit Agreement (the “Financial Statements”). [Except as set forth below], [s]uch review did not disclose, and I have no knowledge of (i) the existence of any condition or event that constitutes a Default or Event of Default during or at the end of the accounting period covered by the Financial Statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 4.01(b) of the Credit Agreement. To the best of my knowledge, each Borrower during the period covered by the Financial Statements has observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it.

5. Attached hereto as Attachment 2 are the financial data and computations showing (in reasonable detail) compliance by the Borrowers with the covenants set forth in Sections 6.01, 6.02(c), 6.02(h), 6.02(i), 6.05(e), 6.06(b), 6.08(h), and 6.08(j) of the Credit Agreement, all of which financial data and computations are true, complete and correct.

6. Attached hereto as Attachment 3 is (i) a description of any change in the jurisdiction of organization or the name of any Borrower, (ii) a list of all Intellectual Property acquired by any

Borrower, (iii) a list of all real property (including material leasehold interests) acquired by any Borrower, and (iv) a description of each Person that has become a Wholly Owned Subsidiary of Holdings, in each case since the most recent Compliance Certificate was delivered (or in the case of the first Compliance Certificate so delivered, since the Closing Date).

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action that the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Attachment 2 and the Financial Statements delivered with this Certificate in support hereof, are made and delivered this      day of                 201_.

USMD HOLDINGS, INC., as Borrower Representative

By:
Name:
Title:

Attachment 1

to Compliance Certificate

Financial Statements

Attachment 2

to Compliance Certificate

Compliance as of                     ,          with

Provisions of Section 6.01(a) of the Credit Agreement

A. EBITDA:

Net Income for such period	$[_________]

Plus (without duplication and to the extent reflected as a charge in the statement of such Net Income for such period):

Tax expense	__________

Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans)	__________

Depreciation and amortization expense	[_________]

Amortization of intangibles (including, but not limited to, goodwill)	[_________]

Any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business)

[_________]

Any other non-cash charges	__________

Minus (to the extent included in the statement of such Net Income for such period):

Any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement	__________

of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business)

Any other non-cash income

EBITDA	$[_________]

B. Fixed Charges:

Sum of (without duplication):

Interest Expense for such period

Scheduled payments during such period on account of principal of Indebtedness of the Borrowers (including scheduled principal payments in respect of the Term Loans and Subordinated Debt, but excluding any scheduled payment of principal in respect of Indebtedness of the CTC Entities, the Hospital Entities, or the Lithotripsy Entities, unless such payment is made by a Borrower)

__________

Fixed Charges	$[_________]

C. Fixed Charge Coverage Ratio:

1. All cash dividends and cash distributions, and all redemptions and repurchases of Equity Interests in cash, by any Borrower during such period (other than (x) dividends or distributions made to a Borrower and (y) the Deferred Comp Change of Control Payments)

$[_________]

2. All cash taxes paid by the Borrowers during such period	__________

3. Aggregate amount actually paid by the Borrowers during such period on account of Capital Expenditures (excluding (i) the principal amount of Indebtedness (other than the Loans) incurred in connection with such expenditures but including payments of principal in respect of any such Indebtedness and (ii) any such expenditures financed with the proceeds of any Reinvestment Deferred Amount)

__________

4. Line C1 plus Line C2 plus Line C3	[_________]

5. EBITDA minus Line C4	[_________]

6. Fixed Charges	$[_________]

7. Fixed Charge Coverage Ratio (Line C5 to C6)	[_:_]

8. Fixed Charge Coverage Ratio must be greater than or equal to	1.50: 1.00

9. The Borrowers are in compliance (circle yes or no)	yes/no

[For the Fiscal Quarters of the Borrowers ending on December 31, 2012, March 31, 2013, and June 30, 2013, the Fixed Charge Coverage Ratio shall be determined for the period commencing on October 1, 2012, and ending on the last day of such Fiscal Quarter.]

Compliance as of September 30, 2012 with

Provisions of Section 6.01(b) of the Credit Agreement

Net Income
1. Net Income of the Borrowers for the month ending September 30, 2012	$[_________]

2. Net income must not be less than	($1,000,000)

3. The Borrowers are in compliance (circle yes or no)	yes/no

Compliance as of September 30, 2012 with

Provisions of Section 6.01(c) of the Credit Agreement

Capital Expenditures

1.	Capital Expenditures of the Borrowers for the month ending September 30, 2012	$[_________]

2.	Capital Expenditures must not exceed	$3,000,000

3.	The Borrowers are in compliance (circle yes or no)	yes/no

Compliance as of                          .                  with Provisions of Sections 6.02(c),

6.02(h), 6.02(i), 6.05(e), 6.06(b), 6.08(h), and 6.08(j) of the Credit Agreement

1.	Section 6.02(c)

A.	Guarantee Obligations incurred (i) by the Borrowers in respect of any Indebtedness of any of the Borrowers otherwise permitted by Section 6.02 of the Credit Agreement, and (ii) by the Borrowers (a) with respect to all of the Lithotripsy Entities in an amount not to exceed $750,000 in the aggregate at any time outstanding, (b) with respect to all of the Hospital Entities in an amount not to exceed $3,000,000 in the aggregate at any time outstanding, and (c) with respect to all of the CTC Entities in an amount not to exceed $8,000,000 in the aggregate at any time outstanding

B.	Lithotripsy Entities	$ [ ]

C.	Hospital Entities	$ [ ]

D.	CTC Entities	$ [ ]

B.	The Borrowers are in compliance (circle yes or no)	yes/no

2. Section 6.02(i)

A.

Guarantee Obligations and/or obligations as a co-obligor with respect to

Indebtedness incurred by physicians in the ordinary course of business in connection with the commencement of their employment with a Borrower or any Affiliate of a Borrower, provided that such Guarantee Obligations shall not exceed $1,000,000 in the aggregate at any time outstanding

$ [ ]

B.	The Borrowers are in compliance (circle yes or no)	yes/no

3. Section 6.05(e)

A.	Disposition of other property (other than Equity Interests) having a fair market $ I. value not to exceed $500,000 in the aggregate for any Fiscal Year, provided that MX Centros de Cancer, de R.L., de C.V., Willowbrook Cancer Treatment Center,	11

1	For the Compliance Certificate delivered with the financial statements required by Section 5.01(a), insert actual amount for the Fiscal Year most recently ended.

LLC,and Millennium Lithotripsy, LP may be dissolvedGuarantee Obligations and/or obligations as a co-obligor with respect to Indebtedness incurred by physicians in the ordinary course of business in connection with the commencement of their employment with a Borrower or any Affiliate of a Borrower, provided that such Guarantee Obligations shall not exceed $1,000,000 in the aggregate at any time outstanding

B.	The Borrowers are in compliance (circle yes or no)	yes/no

4. Section 6.06(b)

A.	Restricted Payments by the Borrowers to Holdings to permit Holdings to $ [ ] purchase Holdings’ common stock or common stock options from present or former officers or employees of any Borrower upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause after the Closing Date (net of any proceeds received by Holdings after the Closing Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $100,000

B.	The Borrowers are in compliance (circle yes or no)	yes/no

5. Section 6.08(h)

A.	Investments after the Closing Date by the Borrowers in Subsidiaries that are not $ [ i2 Wholly Owned Subsidiaries, provided that the aggregate amount (valued at cost) of such Investments made after the Closing Date shall not exceed $1,000,000 per Fiscal Year

B.	The Borrowers are in compliance (circle yes or no)	yes/no

6. Section 6.08(j)

A.	The total cash and non-cash consideration for Acquisitions pursuant to Section 6.08(j) shall not exceed during any Fiscal Year (1) in the case of cash consideration, $1,000,000, and (2) in the case of non-cash consideration, $5,000,000; provided that the non-cash consideration paid by or on behalf of any Borrower in connection with any Acquisition shall be limited to Equity Interests in Holdings

[2]

For the Compliance Certificate delivered with the financial statements required by Section 5.01(a), insert actual amount for the Fiscal Year most recently ended. Otherwise, insert the year to date amount as of the last day of the Fiscal Quarter most recently ended.

B.	Total cash consideration	$ [ ][3]

C.	Total non-cash consideration	$ [ ]#

D.	The Borrowers are in compliance (circle yes or no)	yes/no

[3]

For the Compliance Certificate delivered with the financial statements required by Section 5.01(a), insert actual amount for the Fiscal Year most recently ended. Otherwise, insert the year to date amount as of the last day of the Fiscal Quarter most recently ended.

[4]

For the Compliance_Certificate delivered with the financial statements required by Section 5.01(a), insert actual amount for the Fiscal Year most recently ended. Otherwise, insert the year to date as of the last day of amount the Fiscal Quarter most recently ended.

Attachment 3

to Compliance Certificate

Description of Change in

Jurisdiction of Organization, Name, any Intellectual Property Acquired, Etc.

EXHIBIT C-1

[FORM OF] REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, each of the undersigned (each individually and collectively, the “Borrower”), hereby jointly and severally and unconditionally promises to pay to                              (the “Lender”) or its registered assigns permitted by the Credit Agreement (as hereinafter defined), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of [                                ] ($[                    ]), or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under that certain Credit Agreement, dated as of [                        ], 2012 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Payments of principal under this Note shall be payable in the amounts and on the dates specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans made by the Lender from the date of such Revolving Loans until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent at the Funding Office for the account of the Lender in Dollars in immediately available funds as specified in the Credit Agreement. If any amount is not paid in full when due under the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part, without premium or penalty, subject to the terms and conditions provided therein. If one or more of the Events of Default specified in the Credit Agreement occurs and is continuing, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Revolving Loans made by the Lender to the Borrower under this Note shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans to the Borrower, payments or prepayments with respect thereto, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Revolving Loans or the Credit Agreement.

This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a lien or security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the liens and security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind.

REVOLVING CREDIT NOTE ( Insert Name of Lender)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[SIGNATURE BLOCKS FOR BORROWERS]

By:
Name:
Title:

REVOLVING CREDIT NOTE (    Insert Milne of Lender)

LOAN, CONVERSIONS, CONTINUATIONS AND PAYMENTS

WITH RESPECT TO THE REVOLVING LOANS

Date	Type of Loan Made	Amount of Revolving Loans Made	Amount Converted	Duration of Interest Period	Amount of Principal or Interest Paid This Date	Unpaid Principal Balance This Date	Notation Made By

REVOLVING CREDIT NOTE (     Insert Name of Lender)

EXHIBIT C-2

[FORM OF] TRANCHE A TERM NOTE

FOR VALUE RECEIVED, each of the undersigned (each individually and collectively, the “Borrower”), hereby jointly and severally and unconditionally promises to pay to                                  (the “Lender”) or its registered assigns permitted by the Credit Agreement (as hereinafter defined), in accordance with the provisions of the Credit Agreement, the principal amount of [                        ] (S[                    ]), or, if less, the aggregate unpaid principal amount of the Tranche A Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The principal amount of this Note shall be payable in the amounts and on the dates specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Tranche A Term Loan made by the Lender from the date of such Tranche A Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent at the Funding Office for the account of the Lender in Dollars in immediately available funds as specified in the Credit Agreement. If any amount is not paid in full when due under the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Tranche A Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part, without premium or penalty, subject to the terms and conditions provided therein. If one or more of the Events of Default specified in the Credit Agreement occurs and is continuing, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Tranche A Term Loan made by the Lender to the Borrower under this Note shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Tranche A Term Loan to the Borrower, payments or prepayments with respect thereto, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Tranche A Term Loan or the Credit Agreement.

This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a lien or security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the liens and security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind.

TRANCHE A TERM NOTE (    Insert Name of Lender)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[SIGNATURE BLOCK FOR BORROWERS]

By:
Name:
Title:

TRANCHE A TERM NOTE (    Insert Name of Lender)

LOAN, CONVERSIONS, CONTINUATIONS AND PAYMENTS

WITH RESPECT TO THE TRANCHE A TERM LOAN

Date	Type of Loan Made	Amount of Tranche A Term Loan Made	Amount Converted	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

TRANCHE A TERM NOTE (    Insert Name of Lender)

EXHIBIT C-3

[FORM OF] TRANCHE B TERM NOTE

FOR VALUE RECEIVED, each of the undersigned (each individually and collectively, the “Borrower”), hereby jointly and severally and unconditionally promises to pay to                                  (the “Lender”) or its registered assigns permitted by the Credit Agreement (as hereinafter defined), in accordance with the provisions of the Credit Agreement, the principal amount of [                        ] ($[                             ]), or, if less, the aggregate unpaid principal amount of the Tranche B Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of [                     2012 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The principal amount of this Note shall be payable in the amounts and on the dates specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Tranche B Term Loan made by the Lender from the date of such Tranche B Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent at the Funding Office for the account of the Lender in Dollars in immediately available funds as specified in the Credit Agreement. If any amount is not paid in full when due under the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Tranche B Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part, without premium or penalty, subject to the terms and conditions provided therein. If one or more of the Events of Default specified in the Credit Agreement occurs and is continuing, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Tranche B Term Loan made by the Lender to the Borrower under this Note shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Tranche B Term Loan to the Borrower, payments or prepayments with respect thereto, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Tranche B Term Loan or the Credit Agreement.

This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a lien or security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the liens and security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind.

TRANCHE B TERM NOTE (    Insert Name of Lender)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[SIGNATURE BLOCKS FOR BORROWERS]

By:
Name:
Title:

TRANCHE B TERM NOTE ( Insert Name of Lender)

LOAN, CONVERSIONS, CONTINUATIONS AND PAYMENTS

WITH RESPECT TO THE TRANCHE B TERM LOAN

Date	Type of Loan Made	Amount of Tranche B Term Loan Made	Amount Converted	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

TRANCHE B TERM NOTE (    Insert Name of Lender)

EXHIBIT C-4

[FORM OF] TRANCHE C TERM NOTE

FOR VALUE RECEIVED, each of the undersigned (each individually and collectively, the “Borrower”), hereby jointly and severally and unconditionally promises to pay to                                          (the “Lender”) or its registered assigns permitted by the Credit Agreement (as hereinafter defined), in accordance with the provisions of the Credit Agreement, the principal amount of [                                ] ($[                                ]), or, if less, the aggregate unpaid principal amount of the Tranche C Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The principal amount of this Note shall be payable in the amounts and on the dates specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Tranche C Term Loan made by the Lender from the date of such Tranche C Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent at the Funding Office for the account of the Lender in Dollars in immediately available funds as specified in the Credit Agreement. If any amount is not paid in full when due under the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Tranche C Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part, without premium or penalty, subject to the terms and conditions provided therein. If one or more of the Events of Default specified in the Credit Agreement occurs and is continuing, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Tranche C Term Loan made by the Lender to the Borrower under this Note shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Tranche C Term Loan to the Borrower, payments or prepayments with respect thereto, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Tranche C Term Loan or the Credit Agreement.

This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a lien or security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the liens and security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind.

TRANCHE C TERM NOTE (          Insert Name of Lender)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[SIGNATURE BLOCKS FOR BORROWERS]

By:
Name:
Title:

TRANCHE C TERM NOTE (          Insert Name of Lender)

LOAN, CONVERSIONS, CONTINUATIONS AND PAYMENTS

WITH RESPECT TO THE TRANCHE C TERM LOAN

Date	Type of Loan Made	Amount of Tranche C Term Loan Made	Amount Converted	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

TRANCHE C TERM NOTE (          Insert Name of Lender)

EXHIBIT D

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ Insert Name of Assignor ] (the “Assignor”) and [ Insert Name of Assignee ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, and guarantees, included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignors:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:

[and is an [Affiliate] [Approved Fund] of [identify Lender]Lender][1]

3.	Borrower(s):

[1]	Select as applicable.

Assignment and Assumption	1

4.	Administrative Agent: , as the administrative agent under the Credit Agreement

5.	Credit Agreement:	[The [amount] Credit Agreement dated as of among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
	$	$		%
	$	$		%
	$	$		%

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans Dian Lenders thereunder.

Assignment and Assumption	2

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][4] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:
Title:

[Consented to:][5]

[NAME OF RELEVANT PARTY]

By:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower Representative is required by the terms of the Credit Agreement.

Assignment and Assumption	3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Assignment and Assumption	4

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

Assignment and Assumption	5

EXHIBIT E

INTERCREDITOR

AND SUBORDINATION AGREEMENT

INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of August 31, 2012, by and among the Subordinated Creditors (as hereinafter defined), US LITHOTRIPSY, L.P., a Texas limited partnership (together with its successors and assigns, the “Borrower”), and JPMORGAN CHASE BANK, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Senior Agent”) for the Lenders parties to the Credit Agreement (as hereinafter defined).

The parties hereto hereby agree as follows:

1.	Definitions.

(a) Unless otherwise defined herein, terms defined in the Senior Credit Agreement and used herein shall have the meanings given to them in the Senior Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Intercreditor and Subordination Agreement, as the same may be amended, restated modified or otherwise supplemented from time to time.

“Collateral”: the collective reference to any and all property that from time to time secures or purports to secure the payment or performance of the Senior Obligations.

“Holdings”: USMD Holdings, Inc., a Delaware corporation.

“House Purchase Agreement”: the Partnership Interest Purchase Agreement dated January 1, 2007, between Dr. John House and the Borrower, as amended by that certain First Amendment to Partnership Purchase Agreement dated September 16, 2009.

“Insolvency Event”: (i) Holdings or any of its Wholly Owned Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Wholly Owned Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Wholly Owned Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there being commenced against Holdings or any of its Wholly Owned Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Wholly Owned Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Holdings or any of its Wholly Owned Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

“Rate Management Document”: any agreement or document that evidences, represents or governs a Rate Management Transaction.

“Senior Credit Agreement”: the Credit Agreement dated as of August 31, 2012, among the Borrower, the other borrowers party thereto, the Senior Agent and the Senior Lenders parties thereto from time to time, as such Credit Agreement may be amended, restated, modified, supplemented, replaced, extended, renewed, refinanced, or restructured from time to time (whether provided by the original Senior Agent and Senior Lenders under such Credit Agreement or a successor Senior Agent or other Lenders).

“Senior Default”: any Default or Event of Default (as such terms are defined in the Senior Credit Agreement).

“Senior Lenders”: the holders from time to time of Senior Obligations.

“Senior Loan Documents”: the collective reference to the Senior Credit Agreement, the Senior Notes, the Senior Security Documents and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

“Senior Notes”: the promissory notes held by the Senior Lenders pursuant to the Senior Credit Agreement.

“Senior Obligations”: the Secured Obligations (as defined in the Senior Credit Agreement).

“Senior Security Documents”: the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations, including, without limitation, the Security Documents (as defined in Senior Credit Agreement).

“Subordinated Creditors”: the holders from time to time of the Subordinated Obligations.

“Subordinated Loan Documents”: the collective reference to the Subordinated Notes and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

“Subordinated Notes”: the promissory notes of the Borrower identified on Schedule 1 attached hereto.

“Subordinated Obligations”: the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other obligations and liabilities of the Borrower to the

2

Subordinated Creditors (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Notes after the maturity of the Subordinated Notes and interest accruing at the then applicable rate provided in the Subordinated Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Notes, this Agreement, or any other Subordinated Loan Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Creditors that are required to be paid by the Borrower pursuant to the terms of the Subordinated Notes or any other Subordinated Loan Document).

“Thompson Purchase Agreement”: the Partnership Interest Purchase Agreement dated January 1, 2007, between Dr. Paul Thompson and the Borrower, as amended by that certain First Amendment to Partnership Purchase Agreement dated September 16, 2009.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.	Subordination.

(a) The Borrower and each of the Subordinated Creditors agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in paragraph (b) of this Section 2 to all Senior Obligations).

(b) “Subordinate and junior in right of payment” means that:

(i) No part of the Subordinated Obligations and no Subordinated Creditor shall have any claim to the assets of, or equity interests in, the Borrower on a parity with or prior to the claim of the Senior Obligations; and

3

(ii) Unless and until the Senior Obligations have been paid in full (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations), without the express prior written consent of the Senior Agent:

(A) no Subordinated Creditor will take, accept, demand, require or receive from the Borrower or any other Person, and the Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment (whether made in cash, securities or other property) of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations; provided, however, that if no Senior Default shall have occurred and be continuing or would result therefrom, the Borrower may make, and the Subordinated Creditors may receive, scheduled payments on account of principal of and interest on the Subordinated Notes in accordance with the terms thereof;

(B) no Subordinated Creditor will accelerate for any reason the scheduled maturities of any amount owing under the Subordinated Notes;

(C) no Subordinated Creditor will commence any legal proceeding to collect or enforce any of the Subordinated Obligations;

(D) the Seller’s Interest (as defined in the House Purchase Agreement) shall not under any circumstance revert to Dr. John House pursuant to Section 4(c) of the House Purchase Agreement or otherwise, and all rights of Dr. John House under Section 4(c) of the House Purchase Agreement shall be subordinate and junior to all Liens and claims of the Senior Agent and the Senior Lenders under Senior Loan Documents; and

(E) the Seller’s Interest (as defined in the Thompson Purchase Agreement) shall not under any circumstance revert to Dr. Paul Thompson pursuant to Section 4(c) of the Thompson Purchase Agreement or otherwise, and all rights of Dr. Paul Thompson under Section 4(c) of the House Purchase Agreement shall be subordinate and junior to all Liens and claims of the Senior Agent and the Senior Lenders under Senior Loan Documents.

(c) The expressions “prior payment in full,” “payment in full,” “paid in full” and any other similar terms or phrases when used in this Agreement with respect to the Senior Obligations shall (i) mean the indefeasible payment in full, in immediately available funds, of all of the Senior Obligations, and (ii) the termination of the Commitments.

3.	Additional Provisions Concerning Subordination.

(a) The Subordinated Creditors and the Borrower agree that upon the occurrence of any Insolvency Event commenced by or against the Borrower:

(i) all Senior Obligations shall be paid in full (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations) before any payment or distribution is made with respect to the Subordinated Obligations; and

4

(ii) any payment or distribution of assets of the Borrower, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Agent, for the account of the Senior Lenders, to the extent necessary to pay in full all Senior Obligations (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations), before any payment or distribution shall be made to any Subordinated Creditor.

(b) Upon the occurrence of any event or proceeding described in clause (i) of the definition of “Insolvency Event” commenced by or against the Borrower:

(i) each Subordinated Creditor irrevocably authorizes and empowers the Senior Agent:

(A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor; and

(B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Senior Agent, or in the name of the Subordinated Creditors or otherwise, as the Senior Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Senior Agent to take any such action;

(ii) each Subordinated Creditor shall take such action, duly and promptly, as the Senior Agent may request from time to time

(A) to collect the Subordinated Obligations for the account of the Senior Lenders; and

(B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

(iii) each Subordinated Creditor shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Senior Agent may request to enable the Senior Agent to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

(c) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Subordinated Creditor in respect of the

5

Subordinated Obligations, except payments permitted to be made at the time of payment as provided in Section 2(b)(ii)(A) above, such Subordinated Creditor forthwith shall deliver the same to the Senior Agent for the account of the Senior Lenders, in the form received, duly indorsed to the Senior Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations). Until so delivered, such payment or distribution shall be held in trust by such Subordinated Creditor as the property of the Senior Agent for the benefit of the Senior Lenders, segregated from other funds and property held by such Subordinated Creditor.

4. Subrogation. Until the Senior Obligations are paid in full (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations), the Subordinated Creditors shall not assert any claim of subrogation under applicable law or otherwise with respect to the Senior Agent, the Senior Lenders and the Senior Obligations. Upon the prior payment in full of the Senior Obligations (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations), the Subordinated Creditors shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Borrower in respect of the Senior Obligations. For the purposes of such subrogation, payments or distributions to the Senior Agent, for the account of the Senior Lenders, of any money, property or securities to which any Subordinated Creditor would be entitled except for the provisions of this Agreement shall be deemed, as between the Borrower and its creditors other than the Senior Lenders and such Subordinated Creditor, to be a payment by the Borrower to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Senior Agent and the Senior Lenders, on the other hand.

5. Consent of Subordinated Creditors.

(a) Each Subordinated Creditor consents and agrees that, without the necessity of any reservation of rights against any Subordinated Creditor, and without notice to or further assent by any Subordinated Creditor:

(i) any demand for payment of any Senior Obligations made by the Senior Agent or any Senior Lender may be rescinded in whole or in part by the Senior Agent or any such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower, any other borrower or any guarantor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Borrower or any other party under the Senior Credit Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, increased, accelerated, compromised, waived, modified, surrendered, or released by the Senior Agent or any Senior Lender; and

(ii) the Senior Credit Agreement, the Senior Notes, any other Senior Loan Document and any Rate Management Document may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Senior Agent or any Senior

6

Lender (or affiliate of any Senior Lender) may deem advisable from time to time, and any collateral security at any time held by the Senior Agent or any Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by any Subordinated Creditor, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b) Each Subordinated Creditor waives any and all notice of the creation, renewal, increase, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Agent and the Senior Lenders upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrower and the Senior Agent and Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Creditor acknowledges and agrees that the Senior Agent and Senior Lenders have relied upon the subordination provided for herein in entering into the Senior Credit Agreement and in making funds available to the Borrower and the other borrowers thereunder and in entering into any Rate Management Document. Each Subordinated Creditor waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

6. Negative Covenants of the Subordinated Creditors. So long as any of the Senior Obligations shall remain outstanding (excluding contingent indemnification obligations for which no claim has been made and Banking Services Obligations), no Subordinated Creditor shall, without the prior written consent of the Senior Agent:

(a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless:

(i) such action is made expressly subject to this Agreement; and

(ii) the Transferee expressly acknowledges to the Senior Agent, by a writing in form and substance satisfactory to the Senior Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof;

(b) permit any of the Subordinated Loan Documents to be amended, restated, modified or otherwise supplemented (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee);

(c) commence, or join with any creditors other than the Senior Lenders in commencing any Insolvency Event;

(d) challenge the validity, enforceability or priority of any Senior Loan Document;

7

(e) challenge the extent, validity, creation, perfection, or priority of any Lien created or purported to be created pursuant to any Senior Security Document or seek to avoid or subordinate any such Lien;

(f) interfere in any respect with the exercise by the Senior Agent or any Senior Lender of any right or remedy under any Senior Loan Document or applicable law; or

(g) obtain, accept or receive any guaranty, collateral or other security for any of the Subordinated Obligations.

7. Obligations Unconditional. All agreements and obligations of the Subordinated Creditors hereunder shall be irrevocable, unconditional, continuing and absolute. All rights and interests of the Senior Agent and the Senior Lenders hereunder, and all agreements and obligations of the Borrower and the Subordinated Creditors hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Security Documents or any other Senior Loan Documents or any Rate Management Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Security Document or any Rate Management Document;

(c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof;

(d) the existence of any claim, set-off, defense, counterclaim or other right that any Subordinated Creditor, the Borrower, any other borrower, any guarantor or any other Person may have against any Person, including, without limitation, the Senior Agent or any Senior Lender;

(e) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Senior Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Senior Obligations or any obligations of the Borrower or any other borrower under the Senior Loan Documents or any other assets of the Borrower or any other Person;

(f) any change, restructuring or termination of the corporate or other organizational structure or existence of the Borrower, any other borrower, any guarantor or any other obligor with respect to the Senior Obligations;

(g) any failure of the Senior Agent or any Senior Lender to disclose to any Subordinated Creditor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other borrower, any guarantor or other Person now or hereafter known to the Senior Agent or such Senior Lender (each Subordinated Creditor hereby waiving any duty on the part of the Senior Agent and the Senior Lenders to disclose such information); or

8

(h) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Obligations, or of either any Subordinated Creditor or the Borrower in respect of this Agreement, other than the defense of payment in full.

8. Representations and Warranties. Each Subordinated Creditor represents and warrants to the Senior Agent and the Senior Lenders that:

(a) its Subordinated Note:

(i) has been issued to it for good and valuable consideration;

(ii) is owned by the such Subordinated Creditor free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under such Subordinated Creditor, other than the interest of the Senior Agent and the Senior Lenders under this Agreement;

(iii) is not guaranteed by any Person and is not secured;

(iv) is payable solely and exclusively to such Subordinated Creditor and to no other Person and is payable without deduction for any defense, offset or counterclaim; and

(v) constitutes the only evidence of the obligations evidenced thereby;

(b) such Subordinated Creditor has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement;

(c) this Agreement constitutes a legal, valid and binding obligation of such Subordinated Creditor enforceable against such Subordinated Creditor in accordance with its terms;

(d) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Subordinated Creditor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Subordinated Creditor pursuant to any Requirement of Law affecting or any Contractual Obligation of such Subordinated Creditor, except the interest of the Senior Agent and the Senior Lenders under this Agreement; and

(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Subordinated Creditor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

9. Waiver of Claims. To the maximum extent permitted by law, each Subordinated Creditor waives any claim it might have against the Senior Agent and the Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Agent, the Senior Lenders or their respective

9

directors, officers, employees, attorneys or agents with respect to any exercise of rights or remedies under the Senior Loan Documents or any transaction relating to the Collateral other than claims arising from the gross negligence or willful misconduct of the Senior Agent and/or the Senior Lenders or actions by the Senior Agent and/or the Senior Lenders after payment in full of the Senior Obligations. Neither the Senior Agent, any Senior Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any Subordinated Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Subordinated Creditors waive all rights of marshaling with respect to the Collateral.

10. No Representation by Senior Agent. Neither the Senior Agent nor any Senior Lender has made, and none of them hereby or otherwise makes to the Subordinated Creditors, any representations or warranties, express, or implied, nor does the Senior Agent or any Senior Lender assume any liability to any Subordinated Creditor with respect to:

(a) the financial or other condition of the Borrower, any other borrower, any guarantor or any other obligor with respect to the Senior Obligations; or

(b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, or any guarantee, collateral or other security which may have been granted in connection with any of the Senior Obligations; or

(c) the Borrower’s or any other Person’s title or right to transfer any collateral or security.

11. Further Assurances. The Subordinated Creditors and the Borrower, at their own expense and at any time from time to time, upon the written request of the Senior Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Senior Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12. Provisions Applicable After Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Event.

13. Expenses; etc.

(a) The Borrower will pay or reimburse the Senior Agent, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Senior Agent.

(b) The Borrower will pay, indemnify, and hold each Senior Lender and the Senior Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to

10

be taken by any Senior Lender or the Senior Agent with respect to any of the foregoing; provided that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnitee or disputes among indemnitees.

14. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Agent and the Senior Lenders on the one hand and the Subordinated Creditors on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

15. Legend. Each Subordinated Creditor and the Borrower will cause each of the Subordinated Notes to bear upon its face the following legend:

“ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AUGUST 31, 2012 (THE “SUBORDINATION AGREEMENT”), AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG US LITHOTRIPSY, L.P., AS BORROWER, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS PARTIES TO THE SENIOR CREDIT AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED NOTES REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE.”

16. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

17. Authority of Senior Agent. The Borrower and the Subordinated Creditors acknowledge that the rights and responsibilities of the Senior Agent under this Agreement with respect to any action taken by the Senior Agent or the exercise or non-exercise by the Senior Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Senior Agent and the Senior Lenders, be governed by the Senior Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Senior Agent, on the one hand, and the Borrower and the Subordinated Creditors, on the other hand, the Senior Agent shall be conclusively presumed to be acting as agent for the Senior Lenders with full and valid authority so to act or refrain from acting, and neither the Borrower nor any Subordinated Creditor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

18. Reinstatement. The terms and provisions of this Agreement shall continue to be effective or be reinstated, and the Senior Obligations shall not be deemed to be paid in full, as the case

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may be, if at any time any payment of any of the Senior Obligations is rescinded or avoided, or most otherwise be returned by the Senior Agent or any Senior Lender pursuant to any Insolvency Proceeding or otherwise, all as though such payment had not been made.

19. Notices.

(a) All notices, requests and demands to or upon the Senior Agent or the Borrower or any Subordinated Creditor to be effective shall be in writing (or by facsimile or confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by facsimile, when sent and receipt has been confirmed, addressed as follows:

If to the Senior Agent:	JPMorgan Chase Bank, N.A. 420 Throckmorton, Suite 400 Fort Worth Texas 76102 Attention: J. Michael Wilson Senior Vice President Facsimile: 817-884-5697

If to the Borrower:	US Lithotripsy, L.P. 6333 North State Highway 161, Suite 200 Irving, Texas 75038 Attention: Chris Dunleavy Chief Financial Officer Facsimile: 214-493-4090

(b) If to any Subordinated Creditor, at its address or transmission number for notices set forth under its signature below.

(c) The Senior Agent, the Borrower and any Subordinated Creditor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

20. Application of Payments. All payments and proceeds of Collateral received by the Senior Agent or the other holders of Senior Obligations may be applied, reversed and reapplied, in whole or in part, to the Senior Obligations or any part thereof, as provided in the Senior Loan Documents.

21. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means (including pdf) shall be effective as delivery of a manually executed counterpart thereof.

22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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23. Integration. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

24.	Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Agent, the Borrower and each Subordinated Creditor.

(b) No failure to exercise, nor any delay in exercising, on the part of the Senior Agent or any Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

25. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

26. Successors and Assigns.

(a) This Agreement shall be binding upon the successors and assigns of the Borrower and the Subordinated Creditors and shall inure to the benefit of the Senior Agent and the Senior Lenders and their successors and permitted assigns.

(b) Upon a successor Senior Agent becoming the Senior Agent under the Senior Credit Agreement, such successor Senior Agent automatically shall become the Senior Agent hereunder with all the rights and powers of the Senior Agent hereunder without the need for any further action on the part of any party hereto.

27. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER

13

WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

28. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[Signature Pages Follow]

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BORROWER:

US LITHOTRIPSY, L.P.

By:	USGP, LLC., its general partner

By:
Name:	Chris Dunleavy
Title:	Chief Financial Officer

Signature Page

Intercreditor and Subordination Agreement

SUBORDINATED CREDITOR:

John House

Address for Notices:

Attention:
Facsimile:

Signature Page

Intercreditor and Subordination Agreement

SUBORDINATED CREDITOR:

Paul Thompson

Address for Notices:

Attention:
Facsimile:

Signature Page

Intercreditor and Subordination Agreement

SENIOR AGENT:

IPMORGAN CEASE BANK, NA as Senior Agent

By:
L Michael Wilson
Senior Vice President

Signature Page

Intercreditor and Subordination Agreement

SCHEDULE I

Subordinated Notes

1. Promissory Note dated January 1, 2007, executed by the Borrower and payable to the order of Dr. John House in the principal amount of $4,942,593, as modified by the First Amendment to Partnership Purchase Agreement dated September 16, 2009, between the Borrower and Dr. John House.

2. Promissory Note dated January I, 2007, executed by the Borrower and payable to the order of Dr. Paul Thompson in the principal amount of $2,474,074, as modified by the First Amendment to Partnership Purchase Agreement dated September 16, 2009, between the Borrower and Dr. Paul Thompson.

Schedule I

EXHIBIT F

[FORM OF] NOTICE OF BORROWING

                     . 201

JPMorgan Chase Bank, N.A., Administrative Agent

Attention:

Ladies and Gentlemen:

The undersigned, USMD Holdings, Inc., a Delaware corporation (“Holdings” or the “Borrower Representative”), refers to the Credit Agreement dated as of                     , 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Holdings, the other Borrowers party thereto, the Lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower Representative on behalf of Borrowers, hereby gives you irrevocable notice pursuant to Section [2.02/2.05] of the Credit Agreement that it hereby requests a Loan under the Credit Agreement (the “Requested Loan”), and in that connection sets forth below the information relating to such Requested Loan as required by Section [    ] of the Credit Agreement:

(a) The Borrowing Date of the Requested Loan is                      .

(b) The Requested Loan will be a [Revolving] [Tranche A Term] [Tranche B Term] [Tranche C Term] Loan.

(c) The aggregate principal amount of the Requested Loan is $

(d) The Type[s] of Loans comprising the Requested Loan will be [Eurodollar] [CBFR]l Loans.

(e) [The initial Interest Period for each Eurodollar Loan under the Revolving Facility made as a part of the Requested Loan is              month(s).]

[1]	Only available for Revolving Loans.

Notice of Borrowing	1

The Borrower Representative, on behalf of Borrowers, hereby represents and warrants that the conditions precedent specified in paragraphs (a) and (b) of Section 3.02 of the Credit Agreement are satisfied.

Delivery of an executed counterpart of this Notice of Borrowing by facsimile or pdf email will be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

USMD HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

Notice of Borrowing	2

EXHIBIT G

[FORM OF] NOTICE OF CONVERSION/CONTINUATION

                    , 201

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention:

Ladies and Gentlemen:

The undersigned, USMD Holdings, Inc., a Delaware corporation (“Holdings” or the “Borrower Representative”), refers to the Credit Agreement dated as of         , 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the other Borrowers party thereto, the Lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.10 of the Credit Agreement, the Borrower, as Borrower Representative on behalf of Borrowers, hereby irrevocably requests that a portion of the outstanding Loans be [converted] [continued] as follows:

(a)	The requested [conversion] [continuation] date is

(b)	[A: $ in principal amount of Revolving Loans which are presently outstanding as [Eurodollar] [CBFR] Loans [with an Interest Period expiration date of be converted to [Eurodollar] [CBFR] Loans.]

[B: $                     in principal amount of Revolving Loans which are presently outstanding as Eurodollar Loans with an Interest Period expiration date of                  be continued as Eurodollar Loans.]

(c)	[If applicable:] The duration of the Interest Period for the Eurodollar Loans included in the [conversion] [continuation] requested hereunder shall be months.

The Borrower Representative, on behalf of Borrowers, hereby certifies that the following statements are true and correct on the date hereof and will be true and correct on the date of the requested [conversion] [continuation]:

(a) The representations and warranties of each of the Borrowers contained in each of the Loan Documents are true and correct in all material respects on and as of the date

Notice of Conversion/Continuation

1

hereof and will be true and correct in all material respects on the date of the requested [conversion] [continuation], before and after giving effect to the requested [conversion] [continuation] (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct on and as of such earlier date); and

(b) No Default or Event of Default has occurred and is continuing or will exist on the date of the requested [conversion] [continuation], or will result before and after giving effect to the requested [conversion] [continuation].

Delivery of an executed counterpart of this Notice of Conversion/Continuation by facsimile or pdf e-mail shall be effective as delivery of an original executed counterpart of this Notice of Conversion/Continuation.

USMD HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

Notice of Conversion/Continuation	[Signature Page]

EXHIBIT H

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                  20 , is entered into between                                         , a                          (the “Additional Borrower”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of [                            ], 2012, among USMD Holdings, Inc., a Delaware corporation, the other Borrowers party thereto, the Lenders party thereto, and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Additional Borrower and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Borrower will be deemed to be a Borrower under the Credit Agreement for all purposes and hereby expressly assumes and shall have all of the obligations of a Borrower thereunder as if it had executed the Credit Agreement. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement (except to the extent such representations and warranties relate to a specific earlier date), and (b) all of the covenants set forth in Article V and Article VI of the Credit Agreement.

2. If required, the Additional Borrower is, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents, agreements and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3. The address of the Additional Borrower for purposes of Section 9.02 of the Credit Agreement is as follows:

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which when take together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or pdf e-mail shall be equally effective as delivery of a manually delivered counterpart.

Joinder Agreement (Insert Additional Borrower’s Name)

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6. THIS AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Additional Borrower has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[ADDITIONAL BORROWER]

By:
Name:
Title:

Acknowledged and accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Acknowledged: USMD HOLDINGS, INC., a Delaware corporation, as Borrower Representative

By:
Name:
Title:

Joinder Agreement (Insert Additional Borrower’s Name)

EXHIBIT I-I

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [ ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USMD Holdings, Inc., a Delaware corporation, the other Borrowers party thereto, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

Tax Certificate — Foreign Lender - Non-Partnership

1

EXHIBIT 1-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USMD Holdings, Inc., a Delaware corporation, the other Borrowers party thereto, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

Tax Certificate — Foreign Participant - Non-Partnership

1

EXHIBIT 1-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USMD Holdings, Inc., a Delaware corporation, the other Borrowers party thereto, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’ s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

Tax Certificate — Foreign Participant - Partnership

1

EXHIBIT 1-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [    ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USMD Holdings, Inc., a Delaware corporation, the other Borrowers party thereto, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Tax Certificate — Foreign Lender - Partnership

1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

Tax Certificate — Foreign Lender - Partnership

2